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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
LEHMAN BROTHERS HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 1, 2005

Dear Stockholder,

The 2005 Annual Meeting of Stockholders of Lehman Brothers Holdings Inc. will be held on Tuesday, April 5, 2005, at 10:30 a.m. (New York time) at our global headquarters, 745 Seventh Avenue, New York, New York 10019, on the Concourse Level in the Allan S. Kaplan Auditorium. A notice of the meeting, a proxy card and a proxy statement containing information about the matters to be acted upon are enclosed. You are cordially invited to attend.

All holders of record of the Company's outstanding shares of Common Stock as of the close of business on February 11, 2005 will be entitled to vote at the Annual Meeting. It is important that your shares be represented at the meeting. You will be asked to (i) elect three Class I Directors; (ii) ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2005 fiscal year by the Audit Committee of the Board of Directors; (iii) approve the 2005 Stock Incentive Plan; and (iv) consider a shareholder proposal. Accordingly, we request that you promptly sign, date and return the enclosed proxy card, or register your vote online or by telephone according to the instructions on the proxy card, regardless of the number of shares you hold.

Very truly yours,

Richard S. Fuld, Jr.
Chairman and Chief Executive Officer

LEHMAN BROTHERS HOLDINGS INC.
745 Seventh Avenue
New York, NY 10019

LEHMAN BROTHERS HOLDINGS INC.

Notice of 2005 Annual Meeting of Stockholders

To the Stockholders of Lehman Brothers Holdings Inc.:

The 2005 Annual Meeting of Stockholders of Lehman Brothers Holdings Inc. (the "Company") will be held on Tuesday, April 5, 2005, at 10:30 a.m. (New York time) at the Company's global headquarters, 745 Seventh Avenue, New York, New York 10019, on the Concourse Level in the Allan S. Kaplan Auditorium, to:

  1.
  Elect three Class I Directors for terms of three years each;

  2.
  Ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2005 fiscal year by the Audit Committee of the Board of Directors;

  3.
  Approve the 2005 Stock Incentive Plan;

  4.
  Consider a shareholder proposal; and

  5.
  Act on any other business which may properly come before the Annual Meeting or any adjournment thereof.

Common stockholders of record as of the close of business on February 11, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The Company will admit to the Annual Meeting (1) all Stockholders of record as of the close of business on February 11, 2005, (2) persons holding proof of beneficial ownership as of such date, such as a letter or account statement from the person's broker, (3) persons who have been granted proxies and (4) such other persons that the Company, in its sole discretion, may elect to admit. All persons wishing to be admitted must present photo identification. If you plan to attend the Annual Meeting, please check the appropriate box on your proxy card or register your intention when voting online or by telephone according to the instructions provided.

A copy of the Company's 2004 Annual Report to Stockholders is enclosed herewith for all Stockholders other than Lehman Brothers employees, to whom the Annual Report is being separately distributed.

                      By Order of the Board of Directors

                      Jeffrey A. Welikson
                      Corporate Secretary

New York, New York
March 1, 2005

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE, OR REGISTER YOUR VOTE ONLINE OR BY TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD.

PROXY STATEMENT TABLE OF CONTENTS

LEHMAN BROTHERS HOLDINGS INC.
745 SEVENTH AVENUE
NEW YORK, NEW YORK 10019

Proxy Statement

March 1, 2005

INTRODUCTION

Vote by Proxy

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Lehman Brothers Holdings Inc. (the "Company" and, together with its subsidiaries, the "Firm") for use at the 2005 Annual Meeting of Stockholders of the Company, to be held on Tuesday, April 5, 2005 at 10:30 a.m. (New York time), or any adjournment thereof (the "Annual Meeting"). The Company expects to mail this Proxy Statement and the accompanying proxy card on or about March 2, 2005 to the Company's common stockholders of record as of the close of business on February 11, 2005 (the "Stockholders").

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend in person, you are urged to complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed, prepaid envelope, or to vote your shares online or by telephone according to the instructions on the proxy card. Stockholders have the right to revoke their proxies at any time prior to the time their shares are actually voted by (i) giving written notice to the Corporate Secretary of the Company, (ii) subsequently filing a later dated proxy or (iii) attending the Annual Meeting and voting in person. Please note that attendance at the meeting will not by itself revoke a proxy.

The enclosed proxy indicates on its face the number of shares of common stock registered in the name of each Stockholder as of the close of business on February 11, 2005 (the "Record Date"). Proxies furnished to any Firm employee also indicate the following amounts, as applicable:

•
The amount of shares held by the employee under either the Lehman Brothers Holdings Inc. Employee Stock Purchase Plan (the "Lehman ESPP") or the Neuberger Berman Inc. Employee Stock Purchase Plan (the "Neuberger ESPP");

•
The amount of restricted stock unit awards granted to the employee pursuant to various of the Incentive Plans (as defined below), a portion of the underlying shares for which are held in, and will be voted in accordance with the employee's instructions by, the 1997 Trust Under Lehman Brothers Holdings Inc. Incentive Plans (the "Incentive Plans Trust");

•
The amount of shares held by the employee under the Lehman Brothers Savings Plan (the "Savings Plan");

•
The amount of restricted shares held by the employee pursuant to the 1999 Neuberger Berman Inc. Long-Term Incentive Plan (the "Neuberger LTIP") and/or the Neuberger Berman Inc. Wealth Accumulation Plan; and

•
The amount of shares held by the employee in a brokerage account at Lehman Brothers Inc. ("LBI") or Neuberger Berman, LLC ("NBLLC"), each of which is a wholly owned subsidiary of the Company, and/or a brokerage account at Fidelity Brokerage Services LLC ("Fidelity Brokerage").

Proxies returned by employees holding restricted stock units related to shares held in the Incentive Plans Trust will be considered to be voting instructions returned to the Incentive Plans Trust trustee (the

"Incentive Plans Trustee") with respect to the number of shares determined pursuant to the terms of the agreement governing the Incentive Plans Trust, as described below under "The Voting Stock." Proxies returned by employees holding shares in the Savings Plan will be considered to be voting instructions returned to the Savings Plan trustee (the "Savings Plan Trustee") with respect to such shares, and Savings Plan shares for which no proxies are returned shall be voted in the same proportions as Savings Plan shares for which proxies are returned, as described below under "The Voting Stock." Proxies returned by employees holding shares in an LBI, NBLLC or Fidelity Brokerage account will be considered to be voting instructions returned to LBI, NBLLC or Fidelity Brokerage, as applicable, with respect to such shares. Except with respect to Savings Plan shares, no voting instructions will be confidential.

General

Unless contrary instructions are indicated, all shares represented by valid proxies at the Annual Meeting will be voted as follows:

FOR the election of the three nominees for Class I Directors named below;

FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the 2005 fiscal year by the Audit Committee of the Board of Directors;

FOR the 2005 Stock Incentive Plan; and

AGAINST the shareholder proposal.

In the event a Stockholder specifies a different choice on the proxy or by online or telephone vote, his or her shares will be voted in accordance with the specification so made.

The Company's 2004 Annual Report to Stockholders is being distributed to Stockholders in connection with this solicitation. A copy (exclusive of exhibits) of the Company's 2004 Form 10-K as filed with the Securities and Exchange Commission (the "SEC") may be obtained without charge by writing to: Lehman Brothers Holdings Inc., 399 Park Avenue, 11th Floor, New York, New York 10022, Attention: Corporate Secretary. The Company's 2004 Annual Report and 2004 Form 10-K also will be available through the Lehman Brothers web site at http://www.lehman.com.

Voting Requirements

Following are the votes required to approve each matter to be considered by Stockholders at the Annual Meeting:

Election of Directors. The three nominees receiving the greatest number of votes cast by the Stockholders will be elected as Class I Directors of the Company. Abstentions and broker non-votes will be disregarded and will have no effect on the vote for directors.

Ratification of the Appointment of Independent Auditors. The affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required to ratify the selection of auditors. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no impact on such matter since shares that have not been voted by brokers are not considered "shares present" for voting purposes.

2005 Stock Incentive Plan. The affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required to approve the Plan, provided that a majority of the outstanding shares of Common Stock are voted on the proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes are not considered "shares present" for voting purposes, but may affect the voting to the extent that broker non-votes cause less than a majority of the outstanding shares of Common Stock to be voted on the matter.

Shareholder Proposal. The affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for adoption of the shareholder proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no impact on such matter since they are not considered "shares present" for voting purposes.

Broker Authority to Vote. If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares under the following circumstances:

•
Discretionary items. The election of directors and ratification of the selection of auditors are "discretionary" items. Member brokers that do not receive instructions from beneficial owners may vote on these proposals in the following manner: (1) the Company's wholly owned subsidiaries, LBI or NBLLC, or other affiliates of the Company who are New York Stock Exchange ("NYSE") member brokers may vote your shares only in the same proportion as the votes cast by all Stockholders with respect to each such matter; and (2) all other NYSE member brokers may vote your shares in their discretion.

•
Non-discretionary items. Approval of the 2005 Stock Incentive Plan and of the shareholder proposal are "non-discretionary" items and may not be voted on by NYSE member brokers, including LBI and NBLLC, who have not received specific voting instructions from beneficial owners.

Cost of Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or employees of the Company in person or by telephone or telegram, or other means of communication, for which no additional compensation will be paid. The Company has engaged the firm of Georgeson Shareholder to assist the Company in the distribution and solicitation of proxies. The Company has agreed to pay Georgeson Shareholder a fee of $45,000 plus expenses for its services.

The Company also will reimburse brokerage houses, including LBI and NBLLC, and other custodians, nominees and fiduciaries for their reasonable expenses, in accordance with the rules and regulations of the SEC, the New York Stock Exchange and other exchanges, in sending proxies and proxy materials to the beneficial owners of shares of the Company's Common Stock.

The Voting Stock

The Company's Common Stock, par value $.10 per share (the "Common Stock"), is its only class of voting stock. As of the Record Date, 276,029,518 shares of Common Stock (exclusive of 23,816,765 shares held in treasury) were outstanding. Stockholders are entitled to one vote per share with respect to each matter to be voted on at the Annual Meeting. There is no cumulative voting provision applicable to the Common Stock.

The presence in person or by proxy at the Annual Meeting of the holders of a majority of the shares of Common Stock outstanding on the Record Date shall constitute a quorum.

The Incentive Plans Trust holds shares of Common Stock ("Trust Shares") issuable to future, current and former employees of the Company in connection with the granting to such employees of Restricted Stock Units ("RSUs") under the Neuberger LTIP, the Company's Employee Incentive Plan (the "Employee Incentive Plan"), the Company's 1994 Management Ownership Plan (the "1994 Plan") and the Company's 1996 Management Ownership Plan (together with the Neuberger LTIP, Employee Incentive Plan and 1994

Plan, the "Incentive Plans"). The Incentive Plans Trustee will vote or abstain from voting all Trust Shares in the same proportions as the RSUs in respect of which it has received voting instructions from current employees who have received RSUs under the Incentive Plans ("Current Participants"). As of the Record Date, 37,856,526 Trust Shares (representing 13.7% of the votes entitled to be cast at the Annual Meeting) were held by the Incentive Plans Trust and 57,282,583 RSUs were held by Current Participants.

The Savings Plan Trustee will vote or abstain from voting any Savings Plan shares for which proxy instructions are received in accordance with such instructions, and will vote or abstain from voting any Savings Plan shares for which no proxy instructions are received in the same proportions as the Savings Plan shares for which it has received instructions. As of the Record Date, 1,331,929 Savings Plan shares (representing 0.5% of the votes entitled to be cast at the Annual Meeting) were held by the Savings Plan Trustee.

Stockholders Entitled to Vote

Only common stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

To the knowledge of management, except for the Incentive Plans Trust (described above), no person beneficially owned more than five percent of the Common Stock as of the Record Date.

PROPOSAL 1—ELECTION OF CLASS I DIRECTORS

At the Annual Meeting three Class I Directors are to be elected, each to serve until the Annual Meeting in 2008 and until his or her successor is elected and qualified. The Restated Certificate of Incorporation of the Company establishes a classified Board of Directors with three classes, designated Class I, Class II and Class III. The terms of the Class II and Class III Directors continue until the Annual Meetings in 2007 and 2006, respectively, and until their respective successors are elected and qualified.

The three nominees for Director are Michael L. Ainslie, John F. Akers and Richard S. Fuld, Jr. Messrs. Ainslie and Akers were each first elected Director in 1996, and Mr. Fuld was first elected Director in 1990.

Except as stated in the following sentence, the persons specified on the enclosed proxy card intend to vote for the nominees listed below, each of whom has consented to being named in this Proxy Statement and to serving if elected. Although management knows of no reason why any nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person in the event any such nominee is unable to serve.

The Board of Directors unanimously recommends a vote FOR all Nominees.

The following information is provided with respect to the nominees for Director and the incumbent Directors. Italicized wording indicates principal occupation(s). As discussed below under "Director Independence," the Board of Directors has determined in accordance with the corporate governance rules of the NYSE that Michael L. Ainslie, John F. Akers, Roger S. Berlind, Thomas H. Cruikshank, Marsha Johnson Evans, Sir Christopher Gent, John D. Macomber and Dina Merrill are independent and have no material relationships with the Firm.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO SERVE
UNTIL THE 2008 ANNUAL MEETING OF STOCKHOLDERS

MICHAEL L. AINSLIE	Director since 1996	Age: 61

Private Investor and Former President and Chief Executive Officer of Sotheby's Holdings. Mr. Ainslie, a private investor, is the former President, Chief Executive Officer and a Director of Sotheby's Holdings. He was Chief Executive Officer of Sotheby's from 1984 to 1994. From 1980 to 1984 he was President and Chief Executive Officer of the National Trust for Historic Preservation. From 1975 to 1980 he was Chief Operating Officer of N-Ren Corp., a Cincinnati-based chemical manufacturer. From 1971 to 1975, he was President of Palmas Del Mar, a real estate development company. He began his career as an associate with McKinsey & Company. Mr. Ainslie is a Director of the St. Joe Company and Lehman Brothers Bank, FSB. He is a Trustee of Vanderbilt University, Chairman of the Posse Foundation, Inc. and Director of the U.S. Tennis Association Foundation. Mr. Ainslie serves as a member of the Audit Committee.

JOHN F. AKERS	Director since 1996	Age: 70

Retired Chairman of International Business Machines Corporation. Mr. Akers, a private investor, is the retired Chairman of the Board of Directors of International Business Machines Corporation. Mr. Akers served as Chairman of the Board of Directors and Chief Executive Officer of IBM from 1985 until his retirement in 1993, completing a 33-year career with IBM. Mr. Akers is a Director of W. R. Grace & Co., The New York Times Company, PepsiCo, Inc. and Hallmark Cards, Inc. He is a former member of the Board of Trustees of the California Institute of Technology and The Metropolitan Museum of Art, as well as the former Chairman of the Board of Governors of United Way of America. Mr. Akers was also a member of former President George Bush's Education Policy Advisory Committee. Mr. Akers serves as the Chairman of the Compensation and Benefits Committee and a member of the Finance Committee.

RICHARD S. FULD, JR.	Director since 1990	Age: 58

Chairman and Chief Executive Officer. Mr. Fuld has been Chairman of the Board of Directors of the Company and LBI since April 1994 and Chief Executive Officer of the Company and LBI since November 1993. Mr. Fuld serves as the Chairman of the Executive Committee. Mr. Fuld was President and Chief Operating Officer of the Company and LBI from March 1993 to April 1994 and was Co-President and Co-Chief Operating Officer of both corporations from January 1993 to March 1993. He was President and Co-Chief Executive Officer of the Lehman Brothers Division of Shearson Lehman Brothers Inc. from August 1990 to March 1993. Mr. Fuld was a Vice Chairman of Shearson Lehman Brothers from August 1984 until 1990 and has been a Director of LBI since 1984. Mr. Fuld joined Lehman Brothers in 1969. Mr. Fuld is a trustee of the Mount Sinai Medical Center and the Mount Sinai Children's Center Foundation. In addition, he is a member of the Executive Committee of the Partnership for New York City, Business Roundtable and The Business Council. Mr. Fuld also serves on the Board of Directors of The Ronald McDonald House of New York, as well as the Board of Trustees of Middlebury College.

CLASS III DIRECTORS WHOSE TERMS CONTINUE
UNTIL THE 2006 ANNUAL MEETING OF STOCKHOLDERS

THOMAS H. CRUIKSHANK	Director since 1996	Age: 73

Retired Chairman and Chief Executive Officer of Halliburton Company. Mr. Cruikshank was the Chairman and Chief Executive Officer of Halliburton Company, a major petroleum industry service company, from 1989 to 1995, was President and Chief Executive Officer of Halliburton from 1983 to 1989, and served as a Director of Halliburton from 1977 to 1996. He joined Halliburton in 1969, and served in various senior accounting and finance positions before being named Chief Executive Officer. Mr. Cruikshank is a Director of LBI. Mr. Cruikshank serves as the Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee.

HENRY KAUFMAN	Director since 1995	Age: 77

President of Henry Kaufman & Company, Inc. Dr. Kaufman has been President of Henry Kaufman & Company, Inc., an investment management and economic and financial consulting firm, since 1988. For the previous 26 years, he was with Salomon Brothers Inc, where he was a Managing Director, Member of the Executive Committee, and in charge of Salomon's four research departments. He was also a Vice Chairman of the parent company, Salomon Inc. Before joining Salomon Brothers, Dr. Kaufman was in commercial banking and served as an economist at the Federal Reserve Bank of New York. He is a Member (and the Chairman Emeritus) of the Board of Trustees of the Institute of International Education, a Member of the Board of Trustees of New York University, a Member (and the Chairman Emeritus) of the Board of Overseers of the Stern School of Business of New York University and a Member of the Board of Trustees of the Animal Medical Center. Dr. Kaufman is a Member of the Board of Trustees of the Whitney Museum of American Art, a Member of the International Advisory Committee of the Federal Reserve Bank of New York, a Member of the Advisory Committee to the Investment Committee of the International Monetary Fund Staff Retirement Plan, a Member of the Board of Governors of Tel-Aviv University and Treasurer (and former Trustee) of The Economic Club of New York. Dr. Kaufman serves as the Chairman of the Finance Committee.

JOHN D. MACOMBER	Director since 1994	Age: 77

Principal of JDM Investment Group. Mr. Macomber has been a Principal of JDM Investment Group, a private investment firm, since 1992. He was Chairman and President of the Export-Import Bank of the United States from 1989 to 1992, Chairman and Chief Executive Officer of Celanese Corporation from 1973 to 1986 and a Senior Partner at McKinsey & Co. from 1954 to 1973. Mr. Macomber is a Director of AEA Investors Inc., Mettler-Toledo International, Sovereign Specialty Chemicals, Inc. and Textron Inc. He is Chairman of the Council for Excellence in Government and Vice Chairman of the Atlantic Council. He is a Director of the National Campaign to Prevent Teen Pregnancy and the Smithsonian Institute and a Trustee of the Carnegie Institution of Washington and the Folger Library. Mr. Macomber serves as a member of the Compensation and Benefits Committee, the Executive Committee and the Nominating and Corporate Governance Committee.

CLASS II DIRECTORS WHOSE TERMS CONTINUE
UNTIL THE 2007 ANNUAL MEETING OF STOCKHOLDERS

ROGER S. BERLIND	Director since 1985	Age: 74

Theatrical Producer. Roger S. Berlind, who is also a private investor, has been a theatrical producer and principal of Berlind Productions since 1981. Mr. Berlind is also a Governor of the League of American Theaters and Producers and has served as a Trustee of Princeton University, the Eugene O'Neill Theater Center and the American Academy of Dramatic Arts. Mr. Berlind serves as a member of the Audit Committee and the Finance Committee.

MARSHA JOHNSON EVANS	Director since 2004	Age: 57

President and Chief Executive Officer of American Red Cross. Ms. Evans has been President and Chief Executive Officer of the American Red Cross since August 2002 and previously served as the National Executive Director of Girl Scouts of the U.S.A. from January 1998 until July 2002. A retired Rear Admiral in the United States Navy, Ms. Evans has served as superintendent of the Naval Postgraduate School in Monterey, California from 1995 to 1998 and headed the Navy's worldwide recruiting organization from 1993 to 1995. She is a director of The May Department Stores Company and Weight Watchers International, Inc. She also serves on the Advisory Board of the Pew Partnership for Civic Change, a project of the Pew Charitable Trusts, is a director of the Naval Academy Foundation and a Presidential Appointee to the Board of Visitors of the United States Military Academy at West Point. Ms. Evans serves as a member of the Finance Committee and the Nominating and Corporate Governance Committee.

SIR CHRISTOPHER GENT	Director since 2003	Age: 56

Non-Executive Chairman of GlaxoSmithKline plc. Sir Christopher Gent has been Non-Executive Chairman of GlaxoSmithKline plc since January 2005. He was Non-Executive Deputy Chairman of GlaxoSmithKline plc from June 2004 to January 2005. Prior to his retirement in July 2003, he had been a member of the Board of Directors of Vodafone Group Plc since August 1985 and its Chief Executive Officer since January 1997. Sir Christopher joined Vodafone as Managing Director of Vodafone Limited in January 1985 when the mobile phone service was first launched, and held that position until December 1996. Prior to joining Vodafone, Sir Christopher was Director of Network Services for ICL. In this role, he was Managing Director of Baric, a computer services company owned jointly by Barclays and ICL, and was responsible for ICL's computer bureau services worldwide. Sir Christopher was Knighted for his services to the mobile telecommunications industry in 2001. He is a Director of the International Advisory Board of Hakluyt & Co. and a Senior Advisor to Bain & Company, Inc. He served as the National Chairman of the Young Conservatives from 1977 to 1979, and was Vice President of the Computer Services Association Council at the time he left ICL. Sir Christopher serves as a member of the Audit Committee and the Compensation and Benefits Committee.

DINA MERRILL	Director since 1988	Age: 81

Director and Vice Chairman of RKO Pictures, Inc. and Actress. Dina Merrill, a Director and Vice Chairman of RKO Pictures, Inc., is an actress and also a private investor. Ms. Merrill was a Presidential Appointee to the Kennedy Center Board of Trustees and is a Vice President of the New York City Mission Society, a Trustee of the Eugene O'Neill Theater Foundation and a member of the Board of Orbis International, the Juvenile Diabetes Foundation and the Museum of Television and Radio. Ms. Merrill serves as the Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation and Benefits Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

The Executive, Audit, Compensation and Benefits, Finance, and Nominating and Corporate Governance Committees of the Board of Directors are described below.

Executive Committee

The Executive Committee consists of Mr. Fuld, who chairs the Executive Committee, and Mr. Macomber. The Executive Committee has the authority, in the intervals between meetings of the Board of Directors, to exercise all the authority of the Board of Directors, except for those matters that the Delaware General Corporation Law or the Company's Restated Certificate of Incorporation reserves to the full Board of Directors. The Executive Committee acted by unanimous written consent eleven times during the fiscal year ended November 30, 2004 ("Fiscal 2004").

Audit Committee

The Audit Committee consists of Mr. Cruikshank, who chairs the Audit Committee, and Messrs. Ainslie and Berlind and Sir Christopher Gent, all of whom have been determined by the Board of Directors to be independent directors under NYSE corporate governance rules and SEC rules. The Board of Directors has determined that Mr. Cruikshank is an "audit committee financial expert" as defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached hereto as Appendix A and is available through the Lehman Brothers web site at http://www.lehman.com/shareholder/corpgov. The Audit Committee assists the Board of Directors in fulfilling its oversight of the quality and integrity of the Company's financial statements and the Company's compliance with legal and regulatory requirements. The Audit Committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees. The Audit Committee also oversees the performance of the Company's internal audit and compliance functions. The Audit Committee held seven meetings during Fiscal 2004.

Compensation and Benefits Committee

The Compensation and Benefits Committee (the "Compensation Committee") consists of Mr. Akers, who chairs the Compensation Committee, and Sir Christopher Gent, Mr. Macomber and Ms. Merrill, all of whom are independent under NYSE corporate governance rules. The Compensation Committee operates under a written charter adopted by the Board of Directors which is available through the Lehman Brothers web site at http://www.lehman.com/shareholder/corpgov. The Compensation Committee has general oversight responsibility with respect to compensation and benefits programs and compensation of the Company's executives, including reviewing and approving compensation policies and practices, such as salary, cash incentive, restricted stock, long-term incentive compensation and stock purchase plans and other programs, and grants under such plans. The Compensation Committee evaluates the performance of the Chief Executive Officer of the Company and other members of senior management and, based on such evaluation, reviews and approves the annual salary, bonus, share and option awards, other long-term incentives and other benefits to be paid to the Chief Executive Officer and such other members of senior management. The Compensation Committee held eight meetings and acted by unanimous written consent once during Fiscal 2004.

Finance Committee

The Finance Committee consists of Dr. Kaufman, who chairs the Finance Committee, Messrs. Akers and Berlind and Ms. Evans. The Finance Committee reviews and advises the Board of Directors on the financial policies and practices of the Company, and periodically reviews, among other things, major capital expenditure programs and significant capital transactions and recommends a dividend policy to the Board of Directors. The Finance Committee held two meetings during Fiscal 2004.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the "Nominating Committee") consists of Ms. Merrill, who chairs the Nominating Committee, Mr. Cruikshank, Ms. Evans and Mr. Macomber, all of whom are independent under NYSE corporate governance rules. The Nominating Committee operates under a written charter adopted by the Board of Directors which is available through the Lehman Brothers web site at http://www.lehman.com/shareholder/corpgov. The Nominating Committee is responsible for overseeing the Company's corporate governance and recommending to the Board of Directors corporate governance principles applicable to the Company. The Nominating Committee also considers and makes recommendations to the Company's Board of Directors with respect to the size and composition of the Board of Directors and its Committees and with respect to potential candidates for membership on the Board of Directors.

The Nominating Committee seeks Director candidates who possess personal characteristics consistent with those who:

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have demonstrated high ethical standards and integrity in their personal and professional dealings;

•
possess high intelligence and wisdom;

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are financially literate (i.e., who know how to read a balance sheet, an income statement, and a cash flow statement, and understand the use of financial ratios and other indices for evaluating company performance);

•
ask for and use information to make informed judgments and assessments;

•
approach others assertively, responsibly, and supportively, and who are willing to raise tough questions in a manner that encourages open discussion; and/or

•
have a history of achievements that reflect high standards for themselves and others;

while retaining the flexibility to select those candidates whom it believes will best contribute to the overall performance of the Board of Directors. In addition, the Nominating Committee seeks candidates who will contribute knowledge, expertise or skills in at least one of the following core competencies, in order to promote a Board of Directors that possesses as a whole these core competencies:

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a record of making good business decisions;

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an understanding of management "best practices";

•
relevant industry-specific or other specialized knowledge;

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business experience in international markets;

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a history of motivating high-performing talent; and

•
the skills and experience to provide strategic and management oversight, and to help maximize the long-term value of Lehman Brothers for its stockholders.

In connection with each annual meeting, and at such other times as it may become necessary to fill one or more seats on the Board, the Nominating Committee will consider in a timely fashion potential candidates for director that have been recommended by the Company's Directors, Chief Executive Officer (the "CEO") and other members of senior management, and stockholders. The Nominating Committee may also engage a third-party search firm as and when it deems appropriate to identify potential candidates for its consideration. The Nominating Committee will meet such number of times as it deems necessary to narrow the list of potential candidates, review any materials provided by stockholders or other parties in connection with the potential candidates and cause appropriate inquiries to be conducted into the backgrounds and qualifications of potential candidates in order to enable it to properly evaluate the candidates. During this process, the Nominating Committee also reports to and receives feedback from other outside Directors, and meets with and considers feedback from the CEO and other members of senior management, with respect to potential candidates. Interviews of potential candidates for nomination are conducted by members of the Nominating Committee, other outside Directors, the CEO and other members of senior management.

In evaluating any potential candidate, the Nominating Committee considers the extent to which the candidate has the personal characteristics and core competencies discussed above, and takes into account all other factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which a candidate would fill a present need on the Board of Directors. In addition, the Nominating Committee considers independence and potential conflicts issues with respect to Directors standing for re-election and other potential nominees, and whether any candidate has special interests that would impair his or her ability to effectively represent the interests of all stockholders. The Nominating Committee also takes into account the candidates' current occupations and the number of other boards on which they serve in determining whether they would have the ability to devote sufficient time to carry out their duties as Directors.

As indicated above, the Nominating Committee will consider candidates for Director recommended by stockholders of the Company. The procedures for submitting stockholder recommendations are explained below under "Other Matters."

The Nominating Committee held five meetings during Fiscal 2004.

NON-MANAGEMENT DIRECTORS

The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management Directors will meet independent of management. At least one executive session per year will include only the independent non-management Directors. The non-management Directors held three executive sessions during Fiscal 2004. The presiding Director at the executive sessions is Mr. Macomber.

Stockholders of the Company may communicate their concerns to the non-management Directors in accordance with the procedures described on the Lehman Brothers web site at http://www.lehman.com/shareholder/corpgov.

ATTENDANCE AT MEETINGS BY DIRECTORS

The Board of Directors held eight meetings and acted by unanimous written consent once during Fiscal 2004. During Fiscal 2004, each Director attended 75 percent or more of the aggregate of (a) the total number of meetings of the Board of Directors held during the period when he or she was a Director and (b) the total number of meetings held by all Committees of the Board on which he or she served during the period when he or she was a member. Overall Director attendance at Board and Board Committee meetings during Fiscal 2004 averaged 99.3%. The number of meetings held by each Committee during Fiscal 2004 is set forth above.

Each Director is expected to attend the Company's Annual Meeting of Stockholders. Eight out of the nine Directors then in office attended the Company's 2004 Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS

Cash Compensation for Non-Management Directors

Non-management Directors receive an annual cash retainer of $55,000 and are reimbursed for reasonable travel and related expenses. The annual retainer is paid quarterly; however, the fourth quarter payment will be withheld from any Director who has been a Director for the full year for failure to attend 75% of the total number of meetings. The chairman of the Audit Committee receives an additional annual retainer of $25,000, and each non-management Director who serves as a chairman of any other Committee of the Board of Directors receives an additional annual retainer of $15,000 per Committee. Each non-management Director who serves as a Committee member (including as chairman) receives $2,500 per Committee meeting and $1,500 per unanimous written consent.

Mr. Ainslie also received an aggregate of $53,000 for serving as a Director, Chairman of the Audit Committee and a member of the Compensation and Benefits Committee of Lehman Brothers Bank, FSB in Fiscal 2004.

Restricted Stock Unit and Option Grants for Non-Management Directors

An annual equity retainer in the form of a grant of 2,500 RSUs is made to each non-management Director as of the day of the Company's Annual Meeting of Stockholders. As of each date that a dividend is paid on Common Stock, each non-management Director holding RSUs is credited with a number of additional RSUs equal to the product of (A) the dividend paid on one share of Common Stock, multiplied by (B) the number of RSUs held by the non-management Director, divided by (C) the closing price of the Common Stock on the New York Stock Exchange on such date. The RSUs vest immediately and are payable in Common Stock upon death, disability or termination of service.

Alternatively, a non-management Director may elect to receive an option to purchase 7,500 shares of Common Stock, with an exercise price per share equal to the closing price of the Common Stock on the New York Stock Exchange on the date the award is made. Such option has a ten-year term, is not forfeitable, and becomes exercisable in one-third increments on each of the first three anniversaries of the award date or, if sooner, upon termination of service.

The Company's Deferred Compensation Plan for Non-Management Directors

The Company's Deferred Compensation Plan for Non-Management Directors is a nonqualified deferred compensation plan, which provides each non-management Director an opportunity to elect to defer receipt of cash compensation to be earned for services on the Board of Directors. Each non-management Director may elect to defer all or a portion of his or her future cash compensation with respect to one or more terms as Director. Such election can be revoked only by a showing of financial hardship and with the consent of the Compensation Committee. Amounts deferred are credited quarterly with interest, based upon the average 30-day U.S. Treasury Bill rate, and compounded annually. Deferred amounts will be paid in either a lump sum or in annual installments over a period not to exceed ten years as elected by the non-management Director. Payments commence as the non-management Director elects, at a specified date in the future or upon termination of service as a non-management Director.

The Company's Frozen Retirement Plan for Non-Management Directors

Prior to May 1994, the Company maintained the Company's Retirement Plan for Non-Management Directors which was a nonqualified retirement plan providing a limited annual retirement benefit for non-management Directors who had earned five or more years of service as defined in the plan. Participation in this plan was frozen on May 31, 1994. Any non-management Director who had, on such date, completed at least five years of service as a Director (determined in accordance with the plan) has vested benefits under the plan. Any individual who was a non-management Director on such date, but had not completed five years of service as of such date, acquired vested benefits under this plan at the time such individual completed such five years of service as a Director. Any individual who became a non-management Director after such date was ineligible to participate in this plan. Vested benefits under this plan will be paid after a participant ceases to be a Director. Based upon their years of service prior to May 1994, Mr. Berlind and Ms. Merrill will each receive annual payments of $20,000 for seven and six years following retirement, respectively, under this plan. Any such payments would cease upon death.

EXECUTIVE OFFICERS OF THE COMPANY

Biographies of the current executive officers of the Company are set forth below, excluding Mr. Fuld's biography, which is included above. Each executive officer serves at the discretion of the Board of Directors.

JONATHAN BEYMAN	Age: 49

Chief of Operations and Technology. Mr. Beyman has been the Chief of Operations and Technology since July 2002 and is an Executive Vice President of the Company. From July 2000 to July 2002, Mr. Beyman was the Firm's Chief Information Officer, from July 1999 to July 2000 he was the Firm's Global Head of Operations, and from March 1999 to July 1999 he was the Firm's U.S. Head of Operations. From December 1997 to February 1999, Mr. Beyman was Chief Operating Officer of Cendant Corporation's Internet-based business, and Chief Information Officer of Cendant from July 1994 to June 1998. Prior thereto, Mr. Beyman was with the Firm for eight years, in a variety of technology and operations senior management roles. Mr. Beyman is a member of the Board of Directors of the Depository Trust & Clearing Corporation and Dice, Inc. and a member of the NY Advisory Board of Donors Choose.

DAVID GOLDFARB	Age: 47

Chief Administrative Officer. Mr. Goldfarb has been the Chief Administrative Officer of the Company since December 2004 and is an Executive Vice President of the Company and a member of the Firm's Executive Committee. Mr. Goldfarb served as the Chief Financial Officer of the Company from April 2000 to December 2004 and LBI from July 1998 to December 2004. Mr. Goldfarb served as the Company's Controller from July 1995 to April 2000. Mr. Goldfarb joined the Firm in December 1993; prior to that, Mr. Goldfarb was a partner at Ernst & Young LLP.

JOSEPH M. GREGORY	Age: 53

President and Chief Operating Officer. Mr. Gregory has been President and Chief Operating Officer of the Company since May 2004 and is a member of the Firm's Executive Committee. From May 2002 until May 2004, Mr. Gregory was the Firm's Co-Chief Operating Officer. From April 2000 until May 2002, Mr. Gregory was the Firm's Chief Administrative Officer, and from 1996 to April 2000, Mr. Gregory was Head of the Firm's Global Equities Division, in charge of the overall equities business. From 1991 to 1996, he was Co-Head of the Firm's Fixed Income Division. From 1980 to 1991, he held various management positions in the Fixed Income Division, including Head of the Firm's Mortgage Business. Mr. Gregory joined the Firm in 1974 as a commercial paper trader. Mr. Gregory is a member of the Board of Directors of The Posse Foundation, Inc. and of the Board of Trustees of The Millbrook School. He is a Trustee of Hofstra University and serves on the Finance, Endowment and Investment Committees of the University.

CHRISTOPHER M. O'MEARA	Age: 43

Chief Financial Officer. Mr. O'Meara has been the Chief Financial Officer of the Company since December 2004 and is an Executive Vice President of the Company. In addition, he has served as the Company's Global Controller since April 2002. Prior to serving as Global Controller, he served as Financial Controller since April 2001. Mr. O'Meara served as the Company's Assistant Controller from July 1995 until April 2001. He joined the Firm in 1994 and has held various management positions in the Finance Division, including Head of Expense Management, Chief Financial Officer of the Investment Banking Division and Head of Financial Management Information.

THOMAS A. RUSSO	Age: 61

Chief Legal Officer. Mr. Russo has been Chief Legal Officer of the Company since 1993 and is an Executive Vice President of the Company. Mr. Russo also serves as counsel to the Firm's Executive Committee. He has been a Vice Chairman of LBI since July 1999. Mr. Russo joined the Firm in 1993; prior to that, Mr. Russo was a partner at the Wall Street law firm of Cadwalader, Wickersham & Taft and a member of its Management Committee. Mr. Russo is a member of the Executive Committee and a Vice Chairman of the National Board of Trustees of the March of Dimes, Vice Chairman of the Board of Trustees of The Institute for Financial Markets, and Chairman of the Executive Committee of the Board of Trustees of the Institute of International Education. He is also Co-Chairman of the Global Documentation Steering Committee.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth beneficial ownership information as of January 31, 2005 with respect to the Common Stock for each current Director of the Company (including all nominees for Director), each executive officer named in the tables set forth under "Compensation of Executive Officers" below and all current Directors and executive officers as a group. Except as described below, each of the persons listed below has sole voting and investment power with respect to the shares shown. None of the Directors or executive officers beneficially owned any of the Company's other outstanding equity securities as of January 31, 2005.

Beneficial Owner	Number of Shares of Common Stock (a)	Number of Shares of Common Stock that may be acquired within 60 days of January 31, 2005	Percent of Outstanding Common Stock (b)
Michael L. Ainslie (c)	26,511	30,798	*
John F. Akers (d)	13,554	7,500	*
Roger S. Berlind (e)	294,219	30,798	*
Jonathan Beyman	121,146	32,585	*
Thomas H. Cruikshank	31,603	0	*
Marsha Johnson Evans	2,516	0	*
Richard S. Fuld, Jr. (f)	4,504,154	1,516,666	2.17
Sir Christopher Gent	5,586	0	*
David Goldfarb	321,073	509,312	*
Joseph M. Gregory	2,210,161	500,000	*
Henry Kaufman (g)	33,939	28,394	*
John D. Macomber	64,752	28,298	*
Dina Merrill	22,184	30,798	*
Thomas A. Russo	501,505	175,000	*
All current Directors and executive officers as a group (15 individuals)	8,202,979	2,911,906	3.98

*
Less than one percent.

(a)
Amounts include vested and unvested RSUs. RSUs are convertible on a one-for-one basis into shares of Common Stock, but cannot be sold or transferred until converted to Common Stock and, with respect to each person identified in the table, are not convertible within 60 days following January 31, 2005. A portion of the vested RSUs held by the executive officers are subject to forfeiture for detrimental or competitive activity. Nonetheless, an executive officer who holds RSUs will be entitled to direct the Incentive Plans Trustee to vote a number of Trust Shares that is proportionate to the number of RSUs held irrespective of vesting; such number of Trust Shares will be calculated prior to the Annual Meeting and will be determined by the number of Trust Shares held by the Incentive Plans Trust on the Record Date and the extent to which Current Participants under the Incentive Plans return voting instructions to the Incentive Plans Trustee. See "Introduction—The Voting Stock."

(b)
Percentages are calculated in accordance with applicable SEC rules and are based on the number of shares issued and outstanding on January 31, 2005.

(c)
Includes 3,500 shares held by Mr. Ainslie's private charitable foundation, over which he and his wife share voting and investment power and as to which Mr. Ainslie disclaims beneficial ownership.

(d)
Includes 7,500 shares that may be acquired within 60 days of January 31, 2005 pursuant to stock options held by a family limited partnership, the general partner of which is a family limited liability company of which Mr. Akers is manager. Mr. Akers disclaims beneficial ownership of such shares.

(e)
Includes 80,000 shares held by Mr. Berlind's wife, as to which Mr. Berlind disclaims beneficial ownership.

(f)
Includes a total of 11,670 shares held by Mr. Fuld's children and a total of 37,791 shares held by trusts for Mr. Fuld's children, of which Mr. Fuld and his wife are the trustees. Mr. Fuld disclaims beneficial ownership of such shares.

(g)
Includes 25,000 shares held by Dr. Kaufman's wife, as to which Dr. Kaufman disclaims beneficial ownership.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

Compensation Governance and Policies

The Compensation Committee oversees the compensation and benefit programs of the Company and the evaluation of the Company's management, with particular attention given to the Company's Chief Executive Officer and other senior executives. The Compensation Committee is comprised of four non-employee Directors, including Mr. Akers, who chairs the Compensation Committee, Sir Christopher Gent, Mr. Macomber and Ms. Merrill, all of whom are independent under NYSE corporate governance rules. The Compensation Committee operates pursuant to a written charter that was amended and restated in January 2004 which is available through the Lehman Brothers web site at http://www.lehman.com/shareholder/corpgov.

The Compensation Committee has an established compensation philosophy that is reviewed annually and provides the foundation for making its decisions with respect to the Company's compensation and benefit programs in general and the compensation of its executive officers. Aligned with the philosophy are a number of key operating principles that are the basis for designing programs to motivate behaviors that drive the Company's performance. These principles include the following:

•
Tie compensation for executive officers to annual and long-term Firm, business unit and individual performance goals that are structured to align the interests of executive officers with those of stockholders.

•
Deliver a significant portion of total compensation in equity-based awards, thereby further aligning the financial interests of executive officers with those of stockholders and encouraging prudent long-term strategic decisions.

•
Ensure that compensation opportunities are comparable with those at major competitors, so that the Firm can attract, retain and motivate talented executive officers who are essential to the Company's long-term success.

The overall objective in determining total compensation levels across the Firm is to balance competitive pressures in the market for professional talent with cost considerations. The elements and weightings of the compensation program at the Company are comparable to those used by others in the securities industry, but are considerably different from those of other major corporations operating in different industries. The nature of the securities industry requires a large percentage of highly skilled professionals, who are in great demand due to the revenue they can generate. Competitive pressure to hire these professionals results in high levels of compensation in order to attract and retain the talent needed to compete effectively.

Compensation Program for Fiscal 2004

Consistent with prior years, total compensation is comprised of base salary and both cash and equity incentive compensation. Base salaries are intended to make up a small portion of total compensation. The larger part of total compensation, incentive compensation, is based on the Company's financial performance and other factors and is delivered through a combination of cash bonuses and equity-based awards. This approach results in overall compensation levels that reflect the financial performance of the Company.

A key component of executive officer compensation for Fiscal 2004 is annual incentives based on compensation formulas pursuant to the Company's Short-Term Executive Compensation Plan. The Short-Term Executive Compensation Plan was approved by stockholders in 2003 and is designed to preserve the tax deductibility of compensation in excess of $1 million under Section 162(m) of the Internal Revenue Code. The Compensation Committee establishes compensation formulas at the beginning of the year that incorporate the Company's financial objectives. For Fiscal 2004 the Committee established formulas based on the Company's pre-tax income, for which the Company earned a record $3.5 billion for the year, an increase of 39% over Fiscal 2003. The formulas are intended to provide a specific amount of annual incentive, which is paid in the form of a cash bonus and Restricted Stock Units ("RSUs"). The RSUs, of which 35% vest after three years and the remaining 65% vest after five years, are subject to additional forfeiture restrictions and cannot be sold or transferred until converted to Common Stock at the end of five years. Due to the significant limitations imposed on the RSUs, for purposes of compensating employees RSUs are discounted by 30% from the stock's trading price.

Executive officer compensation also includes a long-term incentive plan, the 2000 Performance Stock Unit ("PSU") program, as a component of total compensation. Whereas the cash bonus and RSU components of total compensation are based upon annual performance goals, the PSU program was based upon the Company's return on equity as well as a specified level of stock price appreciation over a three and one-half year period that began June 1, 2000. The PSUs convert to freely transferable shares of Lehman Brothers common stock upon vesting, which occurs in one-third increments in 2006 through 2008. The PSU program was designed to further align executive performance with stockholder interests while the additional vesting aspect seeks to encourage retention of the executives while motivating them to sustain and improve the company's performance over future periods.

The Compensation Committee also utilized stock option awards in Fiscal 2004 to further encourage executive officers to strive for long-term stockholder value. Stock options to selected executive officers were awarded with exercise prices equal to the fair market value on the date of the grant and with terms providing for accelerated exercisability if and when the market price of the Common Stock exceeds a specified target price, but no earlier than 2 years. However, if the target price is not achieved, exercisability of the options is delayed until four and one-half years after the date of grant. For 2004 the target stock price was set by the Compensation Committee at $90.00, approximately 26% above the fair market value of $71.39 on the grant date. The stock options expire five years after the date of grant. The Compensation Committee believes that stock options support the Firm's compensation philosophy in maintaining its pay-for-performance culture.

The Compensation Committee analyzed a variety of firm-wide, divisional, and individual performance measures when determining executive officer Fiscal 2004 total compensation. These included financial and non-financial measures of performance that were evaluated on both an absolute and comparative basis, and included the following:

•
Performance of the Firm's stock price relative to competitors in the current year and over time;

•
Record financial results in Fiscal 2004, including:

•
Net revenues of $11.6 billion, which increased 34% over 2003 and included record net revenues within each of the Company's business segments: Investment Banking, Capital Markets and Client Services;

•
Pre-tax income of $3.5 billion, reflecting a 39% increase over the $2.5 billion earned in Fiscal 2003;

•
Net income increase of 39% to $2.4 billion; and

•
Earnings per share of $7.90, which increased 24% from $6.35 in Fiscal 2003;

•
Strengthening the Company's balance sheet, including increasing total capital and total stockholders' equity and reducing net leverage;

•
Achievement of a return on equity of 17.9% and a return on tangible equity of 24.7%, compared to 18.2% and 19.2%, respectively, for Fiscal 2003;

•
Market share gains in the Company's business units;

•
Strengthening the Firm's infrastructure and control functions, including investments in technology and risk management; and

•
Enhancing the Firm's culture and work environment through broad diversity initiatives, improved work-life balance programs and enhanced internal communications.

In addition, the Compensation Committee reviewed current compensation of a larger group of the Company's senior management team as well as compensation provided in prior years to ensure that the executive compensation program provides awards that are internally equitable. The Compensation Committee also reviewed historical compensation levels and financial performance among other large financial services firms and estimates of compensation for the current year. These firms included Bank of America Corp., The Bear Stearns Companies Inc., Citigroup Inc., Federal National Mortgage Association, The Goldman Sachs Group, Inc., JPMorgan Chase & Co., Merrill Lynch & Co., Inc., Morgan Stanley, Wachovia Corp., and Wells Fargo & Co. However, the Compensation Committee gives greater consideration to those firms with which Lehman Brothers competes more directly.

In carrying out its responsibilities, the Compensation Committee has the authority to select, retain and terminate outside counsel and other experts to study or investigate any matter of interest that it deems appropriate. The Compensation Committee engaged an external compensation consulting firm specializing in the financial services industry, Johnson Associates, to assist it with benchmarking and compensation analysis and to provide on-going consulting on executive compensation practices.

Compensation of the Chairman and Chief Executive Officer for Fiscal 2004

In establishing Fiscal 2004 compensation for Richard S. Fuld, Jr., the Company's Chairman and Chief Executive Officer, the Compensation Committee considered, in addition to the financial and non-financial results discussed above, the following performance factors:

•
Driving shareholder value;

•
Franchise building efforts in selected regions and market segments;

•
Continuing to expand the depth and breadth of the Firm's senior leadership;

•
Progress made in building targeted client relationships; and

•
Personal leadership in driving the quality of the Lehman Brothers brand.

The Committee did not assign specific relative weights to the additional performance factors above.

The Compensation Committee believes that Lehman Brothers performed exceptionally well in 2004, partially reflecting the success of strategic business initiatives executed in recent years. Mr. Fuld's performance in 2004 was deemed equally exceptional, as he continued to provide the leadership and strategic vision necessary to position the Company for growth and profitability. For the 2004 performance year, the Compensation Committee determined Mr. Fuld's total compensation to be $26,307,143, including an annual incentive of $20,607,143, to be paid in a combination of a cash bonus of $10,250,000 and $10,357,143 in RSUs. (These RSUs are expressed as $7,250,000 for internal purposes, based on a 30% discount from the stock's trading price as previously described.) The following summarizes Mr. Fuld's total compensation for Fiscal 2004:

Base Salary	Cash Bonus	120,713 RSUs	450,000 Stock Options	Total

$750,000	$10,250,000	$10,357,143	$4,950,000	$26,307,143

Since the majority of Mr. Fuld's total compensation is based on the Company's financial results, his Fiscal 2004 compensation reflects a sizable increase relative to 2003. Further, the Compensation Committee delivers most of Mr. Fuld's total compensation in equity, in the form of RSUs and stock options, which accounted for approximately 60% of his compensation in 2004. When making its compensation decisions, the Compensation Committee also considered the value of PSUs originally awarded in 2000 that will vest and be paid in 2006, 2007 and 2008, as previously described. Given that the majority of Mr. Fuld's compensation is delivered in equity, realization of remuneration from his equity awards will ultimately depend on the Company's future performance and the value of its stock.

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to certain "covered employees" of a publicly held corporation unless the payments are made under qualifying performance-based plans. While the Compensation Committee generally seeks to maximize the deductibility of compensation paid to executive officers, it will maintain flexibility to take other actions which may be based on considerations other than tax deductibility.

                      Compensation and Benefits Committee:

                      John F. Akers, Chairman
                      Sir Christopher Gent
                      John D. Macomber
                      Dina Merrill
                      March 1, 2005

COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last completed fiscal year, John F. Akers, Sir Christopher Gent, John D. Macomber and Dina Merrill served on the Compensation Committee. None of these individuals has ever served as an officer or employee of the Firm.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows, for the years ended November 30, 2004, 2003 and 2002, the cash and other compensation paid or accrued and certain long-term awards made to the Chairman and Chief Executive Officer (the "CEO") and to the Company's four most highly compensated executive officers for Fiscal 2004 other than the CEO, for services in all capacities.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position at November 30, 2004	Fiscal Year	Salary	Bonus	Other Annual Compensation (a)	Restricted Stock Unit Awards (b)	Securities Underlying Options	All Other Compensation (c)
R. S. Fuld, Jr.	2004	$750,000	$10,250,000	—	$10,357,143	450,000	$16,028
Chairman and Chief	2003	750,000	6,650,000	—	8,000,000	400,000	14,439
Executive Officer	2002	750,000	1,050,000	—	5,771,003	400,000	13,008
J. M. Gregory	2004	$450,000	$9,050,000	—	$7,214,285	350,000	$8,782
President and Chief	2003	450,000	5,050,000	—	5,714,629	300,000	7,912
Operating Officer	2002	450,000	1,050,000	—	3,571,803	300,000	7,128
D. Goldfarb	2004	$450,000	$3,950,000	—	$4,357,143	250,000	$0
Chief Financial Officer	2003	450,000	2,550,000	—	3,571,643	200,000	0
	2002	450,000	1,049,000	—	1,787,331	575,000	0
T. A. Russo	2004	$450,000	$3,350,000	—	$2,928,571	150,000	$0
Chief Legal Officer	2003	450,000	2,550,000	—	2,857,314	50,000	0
	2002	450,000	1,050,000	—	1,428,721	0	0
J. Beyman	2004	$200,000	$2,800,000	—	$2,857,143	20,565	$0
Chief of Operations and	2003	200,000	2,200,000	—	1,714,404	66,781	0
Technology	2002	200,000	675,000	—	580,414	21,672	0

(a)
In each of the three years, the aggregate incremental cost to the Company of perquisites received, if any, by each of the named executive officers (after reimbursements by such executive officer) did not exceed the $50,000 disclosure threshold under SEC rules.

(b)
The values indicated are calculated by multiplying the closing market price of the Common Stock on the respective dates the awards were granted by the number of shares awarded. RSUs are subject to significant vesting and forfeiture restrictions and pursuant to the terms of the awards cannot be sold or transferred until they convert to Common Stock, which in the case of the RSUs granted for Fiscal 2004 will occur on November 30, 2009. Dividends are payable by the Company on all such holdings from their respective dates of award and are reinvested in additional RSUs. The total number of RSUs granted for Fiscal 2004 that underlies the value shown for Messrs. Fuld, Gregory, Goldfarb, Russo and Beyman was 120,712.62, 84,082.58, 50,782.55, 34,132.53 and 33,300.03, respectively. Of such RSUs, 35% will vest on November 30, 2007 and the balance will vest on November 30, 2009. Notwithstanding the foregoing, RSUs may become vested (and may convert to Common Stock) sooner upon certain termination events or upon death or disability.

  Including the RSUs described immediately above, as of November 30, 2004, the total number of RSUs held by Messrs. Fuld, Gregory, Goldfarb, Russo and Beyman was 2,495,841.79, 1,778,312.38, 312,075.52, 459,556.73 and 117,128.13, respectively. The value of these holdings at the November 30, 2004 closing price per share of Common Stock of $83.78 was $209,101,625, $148,987,011, $26,145,687, $38,501,663 and $9,812,995, respectively. These RSU holdings as of November 30, 2004 include the Extended RSUs described under "Employment Contracts, Termination of Employment and Change in Control Arrangements," which vest (and convert to Common Stock) upon certain termination events or upon death or disability or a change in control, and were received in accordance with the Company's 1995, 1996 and 1997 PSU award programs, but do not include the additional RSUs described in such section that are payable following a change in control or under other circumstances as the Compensation Committee may determine.

  RSU awards have also been received by executives in accordance with the Firm's 2000 PSU award program. Such RSUs are subject to significant vesting and forfeiture restrictions and cannot be sold or transferred until they convert to Common Stock upon the lapse of such restrictions. In addition to the RSUs reflected in the table above, in Fiscal 2004 Messrs. Fuld, Gregory, Goldfarb and Russo received 91,000, 68,250, 45,500 and 40,500 RSUs, respectively, in Fiscal 2003 they received 60,000, 45,000, 30,000 and 20,000 RSUs, respectively, and in Fiscal 2002, they received 96,500, 72,250, 43,500 and 33,500 RSUs, respectively. All such RSUs are included in the total RSU holdings disclosed in the second paragraph of this footnote (b).

(c)
The amounts reported under "All Other Compensation" for Fiscal 2004 consist of the dollar value of above-market earnings on deferred compensation. Included are credits to compensation deferred pursuant to the Executive and Select Employees Plan, which was established in 1985, and the Lehman Brothers Kuhn Loeb Deferred Compensation Plans, which were established in 1977 and 1980.

Options

The following table contains information concerning the grant of nonqualified stock options in Fiscal 2004 to the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (a)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Grant Date Present Value (b)
R. S. Fuld, Jr.	450,000	8.3	$71.39	12/09/08	$4,950,000
J. M. Gregory	350,000	6.5	71.39	12/09/08	3,850,000
D. Goldfarb	250,000	4.6	71.39	12/09/08	2,750,000
T. A. Russo	150,000	2.8	71.39	12/09/08	1,650,000
J. Beyman	20,565	0.4	71.39	11/29/13	307,447

(a)
Five-year nonqualified stock options were granted to Messrs. Fuld, Gregory, Goldfarb and Russo on December 10, 2003 with terms providing for exercisability in four and one-half years and for accelerated exercisability, to no earlier than November 30, 2005, if and when the price of the Common Stock on the NYSE exceeds $90.00, which has since occurred. Ten-year nonqualified stock options were granted to Mr. Beyman on December 10, 2003 with terms providing for exercisability of 35% of the award on November 30, 2006 and the remaining 65% on November 30, 2008. Notwithstanding the foregoing, the options will become exercisable without regard to the minimum holding periods upon certain termination events, and without regard to either the holding period or the target stock price upon death or disability.

(b)
These values were calculated using the Black-Scholes option pricing model as of the grant date. The Black-Scholes model is a mathematical formula that is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options, neither of which was true for the options granted to the named executive officers at the time of grant. Therefore, certain discounting assumptions about the time of exercise and risk of forfeiture were applied, as indicated below. These hypothetical present values are presented pursuant to SEC rules even though there is no assurance that such values will ever be realized. The actual amount, if any, realized upon the exercise of stock options would depend upon the market price of Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised.

  The following assumptions were used in employing the Black-Scholes option pricing model: an exercise price equal to the closing price of the Common Stock on the date of grant; an expected time to exercise of three years for five-year options and six years for ten-year options; a dividend rate of $0.48 per share; a risk-free rate of return equal to the yield for the U.S. Treasury Strip security with a maturity date closest to the expected time to exercise of the grant; an expected Common Stock price volatility rate of 29.5% per annum; a 10% adjustment for the target stock price requirement; and a 10% per annum adjustment for risk of forfeiture.

The following table sets forth information concerning the exercise of options during Fiscal 2004 by each of the named executive officers and the fiscal year-end value of unexercised options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End (a)
Name	Shares Acquired on Exercise
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
R. S. Fuld, Jr.	256,640	$13,883,928	1,500,000	1,000,000	$63,264,500	$18,625,750
J. M. Gregory	833,333	31,536,967	300,000	766,667	8,808,000	14,260,261
D. Goldfarb	89,115	4,688,712	409,312	950,000	14,026,807	26,380,000
T. A. Russo	75,000	3,098,033	200,000	300,000	6,590,500	8,331,375
J. Beyman	34,374	1,701,176	69,829	104,276	2,112,325	3,334,678

(a)
Aggregate values in these two columns represent the excess of $83.78 per share, the closing price of the Common Stock on November 30, 2004 on the NYSE, over the respective exercise prices of the options. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money options reflected above will be realized.

Pension Benefits

U.S. Pension Plan.    The Lehman Brothers Holdings Inc. Retirement Plan (the "U.S. Pension Plan") is a funded, qualified, noncontributory, integrated, defined benefit pension plan covering eligible U.S. employees.

All U.S. employees of the Company or a designated subsidiary who have attained the age of 21 and completed one year of service are generally eligible to participate in the U.S. Pension Plan. The U.S. Pension Plan formula provides for an annual retirement benefit payable at age 65, calculated as a straight life annuity. Pensionable earnings are total Form W-2 earnings (plus elective deferrals under the Lehman Brothers Savings Plan and certain other health plan deferral amounts) up to the applicable Internal Revenue Service maximum. For each year of plan participation prior to 1989, the annual accrual was based on percentages of pensionable earnings up to and in excess of the Social Security taxable wage base. After 1988 the annual accrual is equal to one percent of pensionable earnings up to the average Social Security taxable wage base plus 1.65% of pensionable earnings in excess of the average Social Security taxable wage base. Generally, participants have a nonforfeitable right to their accrued benefits upon completing five years of vesting service. As of November 30, 2004, the estimated annual projected benefits payable upon retirement at a normal retirement age of 65 for Messrs. Fuld, Gregory, Goldfarb, Russo and Beyman are approximately $103,936, $117,091, $75,635, $39,413 and $83,824, respectively.

Supplemental Retirement Plan.    The Company has adopted a nonqualified, noncontributory Supplemental Retirement Plan (the "SRP"), which is a defined benefit plan, covering Messrs. Fuld, Gregory, Goldfarb, and Russo and certain other executives. For Messrs. Fuld, Gregory and Goldfarb, full benefits are payable to those who upon retirement are at least age 60 and who have completed at least five years of service, or whose age plus years of service equals or exceeds the sum of 85. For these individuals, the SRP provides for the payment beginning at age 60 of reduced benefits payable to those, who upon retirement, have not satisfied the requirements for full benefits but are above age 45 and have completed five years of service. For Mr. Russo, who became an executive officer in Fiscal 2002, full benefits are payable if upon retirement he is at least age 65, and reduced benefits are payable beginning at age 65 if he retires on or after January 1, 2007 but prior to age 65. Benefits are not payable in cases of termination by the Company for cause or if the participant engages in competitive or detrimental activity. The annual benefits payable in each of the 25 years following retirement at age 60 (age 65 in the case of Mr. Russo) or older are $1.25 million for Mr. Fuld, and $700,000 for each of Messrs. Gregory, Goldfarb, and Russo. In the event of a change in control, participants are considered to have met the eligibility for full benefits if the participant is terminated without cause or resigns for good reason within three years of the change in control.

The Company has entered into a trust agreement with Boston Safe Deposit and Trust Company to establish a rabbi trust to hold assets for the payment of benefits under the SRP. The trust is revocable until a change in control occurs and remains subject to the claims of the Company's creditors in the event of the Company's insolvency. Upon a change in control and annually thereafter, the Company must fund each participant's account under the trust such that the amount in each such account equals at least 110% of the present value of the applicable participant's projected future remaining benefits.

Employment Contracts, Termination of Employment
and Change in Control Arrangements

Pursuant to its authority to accelerate vesting and waive the transfer restrictions for grants of RSUs, in 1994 the Compensation Committee determined to provide for the acceleration of vesting and the waiver of transfer restrictions of existing and any subsequently granted RSUs (other than RSUs based upon PSU awards) held by executive officers (and made comparable provisions for all other employees) in the event of a hostile change in control, which generally means a tender offer, acquisition of 20% of the Company's voting securities or a change of a majority of the incumbent Board of Directors, in each case without the prior approval of a majority of the independent members of the incumbent Board of Directors. In the event there is a change in control that is not hostile, these RSUs would be paid out but the difference between the acquisition price and the RSU value at grant would be deferred for the shorter of two years or the term of any remaining restrictions and the conditions of the original RSU grant would govern the deferred amounts. Comparable arrangements were implemented for options held by the executive officers and all other employees. In the case of the Firm's 1996 and 1997 PSU award programs, an additional number of RSUs would be payable following a change in control or under other circumstances as the Compensation Committee may determine (which RSUs, together with the Extended RSUs previously received by executives pursuant to such programs as described below, would represent the full amount of the awards that could have been earned pursuant to the performance formulas of such programs). The number of such additional RSUs for Messrs. Fuld, Gregory and Russo would be 1,231,978, 847,482 and 222,995, respectively, with values based on the November 30, 2004 closing price per share of Common Stock of $83.78 totaling $103,215,117, $71,002,042 and $18,682,521, respectively. These additional RSUs are not included in the Summary Compensation Table or the footnotes to such table.

The Compensation Committee has delayed the payout of certain RSU awards received by executives in accordance with the Firm's 1995, 1996 and 1997 PSU award programs (the "Extended RSUs"). The Extended RSUs were initially scheduled to vest (and convert to Common Stock) in tranches at several successive fiscal year ends ending on November 30, 2004 (the "Prior Vesting Dates"). Each tranche of the Extended RSUs now vest following termination of employment with the Firm, or sooner upon death or disability or a change in control. Until the relevant Prior Vesting Date, each tranche of Extended RSUs was subject to forfeiture under the terms of the original award; currently, the Extended RSUs remain subject to forfeiture for involuntary termination with cause or if the recipient engages in detrimental activity. Pursuant to the foregoing, Messrs. Fuld, Gregory and Russo presently hold 1,494,427.70, 1,097,836.26 and 193,290.46 Extended RSUs, respectively, with values based on the November 30, 2004 closing price per share of Common Stock of $83.78 totaling $125,203,153, $91,976,722 and $16,193,875, respectively. All of the Extended RSUs are included in the total RSU holdings disclosed in footnote (b) to the Summary Compensation Table contained herein.

PERFORMANCE GRAPH

The performance graph below illustrating cumulative stockholder return compares the performance of the Common Stock, measured at each of the Company's last five fiscal year-ends, with that of (1) the S&P Financial Index and (2) the S&P 500 Index.

The graph assumes $100 was invested in the Common Stock and each index on November 30, 1999, and that all dividends were reinvested in full.

CUMULATIVE TOTAL RETURN
FOR LEHMAN BROTHERS HOLDINGS INC. COMMON STOCK,
THE S & P FINANCIAL INDEX AND THE S & P 500 INDEX

	Cumulative Total Return (in dollars)
	11/30/99	11/30/00	11/30/01	11/30/02	11/30/03	11/30/04
Lehman Brothers Holdings Inc.	100.00	130.43	174.75	163.19	193.40	226.24
S & P Financial Index	100.00	113.00	109.78	101.18	119.60	133.43
S & P 500 Index	100.00	95.78	84.07	70.19	80.78	91.17

DIRECTOR INDEPENDENCE

Under the NYSE corporate governance rules, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating Committees) must be independent. The Board of Directors may determine a Director to be independent if the Director has no disqualifying relationship as defined in the NYSE corporate governance rules and if the Board of Directors has affirmatively determined that the Director has no material relationship with the Firm, either directly or as a partner, stockholder, officer or employee of an organization that has a relationship with the Firm.

Categorical Standards

To assist it in making its independence determinations, the Board of Directors has adopted the following categorical standards for relationships that are deemed not to impair a Director's independence:

Relationship	Requirements for Immateriality
Personal Relationships
The Director or immediate family member receives the Firm's financial products or services.	•	Financial products and services must be provided in the ordinary course of the Firm's business and on arm's-length terms, and
	•	In the case of investment partnerships, the Director or immediate family member must meet the qualifications for participation applicable to all other investors in the partnership.
The Director or immediate family member holds securities issued publicly by the Firm.	•	Securities held must not constitute more than a 5% equity interest in the Firm, and
	•	The Director or immediate family member can receive no extra benefit not shared on a pro rata basis.
Business Relationships
Payments for property or services are made between the Firm and a company associated with the Director or immediate family member.	•	Payment amounts must not exceed the greater of $100,000 and 1% of the associated company's revenues in any of its last three (or current) fiscal years, and
	•	Relationships must be in the ordinary course of the Firm's business and on arm's-length terms.
Indebtedness is outstanding between the Firm and a company associated with the Director or immediate family member.	•	Indebtedness amounts must not exceed 5% of the associated company's assets in any of its last three (or current) fiscal years, and
	•	Relationships must be in the ordinary course of the Firm's business and on arm's-length terms.

Relationship	Requirements for Immateriality
The Firm has an equity investment in a company associated with the Director or immediate family member.	• The Firm's investment must not be a more than 5% equity interest in the associated company in any of the company's last three (or current) fiscal years, and
• In the case of a non-publicly traded company, the Director or immediate family member must not be a general partner, principal, executive officer or more than 10% owner.
The Director or immediate family member is a non-management director of a company that does business with the Firm or in which the Firm has an equity interest.	The business must be done in the ordinary course of the Firm's business and on arm's-length terms.
An immediate family member is an employee (other than an executive officer) of a company that does business with the Firm or in which the Firm has an equity interest.	If the immediate family member lives in the Director's home, the business must be done in the ordinary course of the Firm's business and on arm's-length terms.
The Director and his or her immediate family members together own 5% or less of a company that does business with the Firm or in which the Firm has an equity interest.	None.
Charitable Relationships
Charitable donations or pledges are made by the Firm to a charity associated with the Director or immediate family member.	Donations and pledges must not result in payments exceeding the greater of $100,000 and 2% of the charity's revenues in any of its last three (or the current or any future) fiscal years.

An "associated" company is one (a) for which the Director or immediate family member is a general partner, principal or employee, or (b) of which the Director and his or her immediate family members together own more than 5%. An "associated" charity is one for which the Director or immediate family member serves as an officer, director, advisory board member or trustee.

The Board of Directors has also determined that the following prior relationships would not impair a Director's independence:

•
Personal relationships with the Firm that were entered into prior to, and have not been amended since, the beginning of the Firm's most recently completed three-year fiscal period.

•
Business or charitable relationships with a company or charity that ended prior to the beginning of that company's or charity's most recently completed three-year fiscal period.

•
Business or charitable relationships with a company or charity for which the Director or his or her immediate family member no longer serves as a general partner, principal, director, advisory board member, trustee or employee, or of which the Director and his or her immediate family members together no longer own more than 5%.

For purposes of these standards, equity or ownership interests include both direct and indirect interests, but are not deemed to include non-participating, non-convertible preferred securities or securities held by a registered investment company or other investment funds that only make passive investments in at least 20 companies. Immediate family members include a Director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the Director's home. However, when applying the three-year look-back provisions in the categories set forth above, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated are not included. For purposes of the first relationship described under "Business Relationships" above, payments include only those amounts related to the transaction that are included in the payee's revenues for the relevant fiscal year. For purposes of the relationship described under "Charitable Relationships" above, payments exclude amounts contributed or pledged to match employee contributions or pledges.

Independence Determinations

The Board of Directors has determined in accordance with the NYSE corporate governance rules that Michael L. Ainslie, John F. Akers, Roger S. Berlind, Thomas H. Cruikshank, Marsha Johnson Evans, Sir Christopher Gent, John D. Macomber and Dina Merrill are independent and have no material relationships with the Firm. When reviewing the investments by Directors in the investment partnerships discussed more fully under "Certain Transactions and Agreements with Directors and Executive Officers" below, the Board of Directors determined that these investments do not constitute material relationships that would impair a Director's independence because no Director has made any commitment to any of such investment partnerships since August 2001 and none of the rights of Directors as limited partners in these investment partnerships are contingent in any way on their continued service as Directors. The Board of Directors determined that all other relationships with the independent Directors met the categorical standards described above.

CERTAIN TRANSACTIONS AND AGREEMENTS
WITH DIRECTORS AND EXECUTIVE OFFICERS

In the ordinary course of business, the Firm from time to time engages in transactions with other companies or financial institutions whose officers, directors or principals are also executive officers or Directors of the Company. Except as described below, transactions with such companies and financial institutions are conducted on an arm's-length basis and, in the case of companies and financial institutions with which a non-management Director is associated, such transactions otherwise fall within the categorical standards for Director independence set forth above.

To the extent permitted by the Sarbanes-Oxley Act of 2002, Directors and executive officers of the Company and their associates, including family members, from time to time may be or may have been indebted to the Company or its subsidiaries under lending arrangements offered by those companies to the public. For example, such persons may be or may have been indebted to LBI, as customers, in connection with margin account loans, revolving lines of credit and other extensions of credit. Such indebtedness is in the ordinary course of business, is substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties who are not employees of the Firm and does not involve a more than normal risk of collectibility or present other unfavorable features. In addition, such executive officers, Directors and associates may engage in transactions in the ordinary course of business involving other goods and services provided by the Firm, such as banking, brokerage, investment and financial advisory products and services (including investment funds), on terms similar to those extended to managing directors of the Firm generally or, in the case of goods and services provided to non-management Directors (except as described below), on the same terms as provided to unaffiliated third parties who are not employees of the Firm.

In December 2004, a private investment fund managed by the Firm that invests in third-party investment funds purchased a limited partnership interest in a third-party venture capital fund from Henry Kaufman, a Director of the Company, for $404,000, on the same terms as provided by the Firm to an unaffiliated third party in a contemporaneous transaction.

Directors and qualifying employees and consultants of the Firm who are accredited investors have been provided with the opportunity to invest as limited partners in various investment partnerships that qualify as "employees' securities companies" for purposes of the Investment Company Act of 1940. These investment partnerships provide the participants with an opportunity to make investments in a portfolio of investment opportunities, often together with the Firm's merchant banking, venture capital, real estate and fixed income-related funds that are offered to third-party investors, on terms that are generally more favorable than those offered to third-party investors. The Company, either directly or through a subsidiary, is the general partner of these investment partnerships.

Lehman Brothers Capital Partners III, L.P. ("Capital Partners III") was established in 1995. The general partner has made preferred capital contributions equal to eight times the amount of capital contributed by the limited partners. The amount of the general partner's capital contribution, together with a fixed return thereon, is generally distributed to the general partner before any distributions are made to the limited partners. The limited partners' respective capital contributions are then returned and subsequent profits, if any, are divided 90% to the limited partners and 10% to the general partner. All general partner and limited partner capital contributions have been returned from Capital Partners III. During Fiscal 2004, Capital Partners III made the following distributions of profits: $571,200 to Mr. Fuld, $408,000 to Mr. Gregory, $163,200 to each of Messrs. Berlind, Kaufman, Russo and Bradley H. Jack (an executive officer during Fiscal 2004) and less than $60,000 to Mr. Goldfarb.

Lehman Brothers Capital Partners IV, L.P. ("Capital Partners IV") was established in 1997. The general partner has made capital contributions equal to 25% of the amount of capital contributed by the limited partners. Recourse financing (which means the general partner could demand payment from the limited partners) for 75% of limited partner contributions was offered to the limited partners by the general partner. A fixed return on the general partner's capital contribution, which return varies from month to month and averaged 3.54% for Fiscal 2004, is generally distributed to the general partner before any other distributions are made. A fixed return at the same rate is then distributed to the limited partners on 75% of their capital contributions. Thereafter, capital contributions are returned to the limited partners and then the general partner, and subsequent profits, if any, are divided 90% to the limited partners and 10% to the general partner. The table below sets forth for each of the limited partners listed (1) the amount of distributions from Capital Partners IV during Fiscal 2004 and (2) the amount of unreturned limited partner capital in Capital Partners IV as of November 30, 2004. The amounts of any related financing provided by the general partner did not exceed $60,000 as of November 30, 2004 for any limited partner listed.

Limited Partner	Fiscal 2004 Distributions (1)	Remaining Capital Invested at 11/30/04 (2)
Michael L. Ainslie	$21,198	$79,157
Roger S. Berlind	192,444	81,260
Thomas H. Cruikshank	21,198	79,157
Richard S. Fuld, Jr.	254,381	949,889
David Goldfarb	15,899	59,368
Joseph M. Gregory	169,587	633,259
Bradley H. Jack	169,587	633,259
Henry Kaufman	192,444	81,260
Christopher M. O'Meara	*	**
Thomas A. Russo	52,996	197,894
Adult children of John F. Akers***	42,397	158,315
Adult children of John D. Macomber***	42,397	158,315
Adult children of Dina Merrill***	21,198	79,157

*
Aggregate Fiscal 2004 distributions (including amounts used to repay any related financing provided by the general partner) did not exceed $60,000.

**
Amount (including related financing) does not exceed $60,000.

***
In the aggregate.

(1)
The distributions shown are net of amounts used to repay financing provided by the general partner and to pay interest thereon, which amounts were $2,054,945 for Mr. Fuld, $1,369,963 for each of Messrs. Gregory and Jack, $128,434 for Mr. Goldfarb, $428,114 for Mr. Russo, $171,245 for each of Messrs. Ainslie and Cruikshank, $342,491 for the adult children of Mr. Akers, $342,491 for the adult children of Mr. Macomber and $171,245 for the adult children of Ms. Merrill. The largest aggregate amount of such financing during Fiscal 2004 was $2,014,404 for Mr. Fuld, $1,342,936 for each of Messrs. Gregory and Jack, $125,900 for Mr. Goldfarb, $419,668 for Mr. Russo, $167,867 for each of Messrs. Ainslie and Cruikshank, $335,734 for the adult children of Mr. Akers, $335,734 for the adult children of Mr. Macomber and $167,867 for the adult children of Ms. Merrill.

(2)
The limited partner capital shown is net of related financing provided by the general partner.

Lehman Brothers Partnership Account 2000/2001, L.P. ("Partnership Account 2000") was established in 2000. The general partner has committed to make capital contributions equal to four times the amount of capital contributed by the limited partners. 50% of the general partner's capital is with recourse to the limited partners. A fixed return on the general partner's capital contributions, which return varies from month to month and averaged 5.25% for Fiscal 2004, is generally distributed to the general partner before any other distributions are made. Thereafter, capital contributions are returned to the general partner and then to the limited partners, and subsequent profits, if any, are divided 90% to the limited partners and 10% to the general partner. Partnership Account 2000 did not make any distributions to limited partners in Fiscal 2004. As of November 30, 2004, the amount of the general partner's contribution that was with recourse to the limited partners was $98,792 for each of Messrs. Fuld, Gregory and Jack, and less than $60,000 for each of Messrs. Ainslie, Berlind, Beyman, Goldfarb, Kaufman, O'Meara and Russo, as well as less than $60,000 in the aggregate in each case for, respectively, the adult children of Mr. Akers, the adult children of Mr. Macomber and the adult children of Ms. Merrill. The amount of unreturned limited partner capital in Partnership Account 2000 as of November 30, 2004 was $150,000 for each of Messrs. Fuld, Gregory and Jack, $75,000 for each of Messrs. Ainslie, Berlind, Goldfarb, Kaufman and Russo, an aggregate of $75,000 in each case for, respectively, the adult children of Mr. Akers, the adult children of Mr. Macomber and the adult children of Ms. Merrill, and less than $60,000 for each of Messrs. Beyman and O'Meara.

Lehman Brothers Venture Capital Partners I, L.P. ("Venture Capital I"), Lehman Brothers Communications Capital Partners I, L.P. ("Communications Capital I"), Lehman Brothers Venture Capital Partners II, L.P. ("Venture Capital II") and Lehman Brothers Real Estate Capital Partners I, L.P. ("Real Estate Capital I") were established in 1999 to 2001. The general partner has contributed 1% of the capital of each of these partnerships. After returns of capital to the partners, any profits are distributed to the partners in proportion to their capital contributions, except that 10% of the profits of Communications Capital I, Venture Capital II and Real Estate Capital I otherwise distributable to the limited partners are, subject to certain exceptions, distributed to the general partner instead. During Fiscal 2004, Real Estate Capital I made the following distributions: $348,000 to each of Messrs. Fuld, Gregory and Jack (representing $168,000 of profits and $180,000 of returns of capital), $232,000 to each of Messrs. Goldfarb and Russo (representing $112,000 of profits and $120,000 of returns of capital), $69,600 to Mr. O'Meara (representing $33,600 of profits and $36,000 of returns of capital), an aggregate of $92,800 for adult children of Mr. Macomber (representing $44,800 of profits and $48,000 of returns of capital), less than $60,000 to Mr. Beyman and less than $60,000 in the aggregate for the adult children of Ms. Merrill. Venture Capital I, Communications Capital I and Venture Capital II made no distributions in excess of $60,000 in Fiscal 2004 to any of the limited partners named in the table below. The table below sets forth the amounts of unreturned limited partner capital in these partnerships as of November 30, 2004 for each of the limited partners listed.

	Remaining Capital Invested at 11/30/04
Limited Partner	Venture Capital I	Communications Capital I	Venture Capital II	Real Estate Capital I
Michael L. Ainslie	—	$62,500	—	—
Roger S. Berlind	$78,670	*	$89,314	—
Jonathan Beyman	196,675	*	*	$137,160
Thomas H. Cruikshank	78,670	*	—	—
Richard S. Fuld, Jr.	590,025	375,000	357,256	1,028,700
David Goldfarb	98,338	*	178,628	685,800
Joseph M. Gregory	393,350	250,000	357,256	1,028,700
Bradley H. Jack	393,350	225,000	357,256	1,028,700
Henry Kaufman	—	*	—	—
Christopher M. O'Meara	78,670	*	89,314	205,740
Thomas A. Russo	236,010	*	178,628	685,800
Adult children of John F. Akers**	78,670	62,500	—	—
Adult children of John D. Macomber**	78,670	*	89,314	274,320
Adult children of Dina Merrill**	78,670	*	—	68,580

*
Amount does not exceed $60,000.

**
In the aggregate.

In November 2004, prior to his becoming an executive officer of the Company, Mr. O'Meara was a limited partner in Lehman Brothers Diversified Private Equity Fund, L.P. ("DPEF"). Qualifying employees (other than executive officers) who are accredited investors are limited partners in DPEF. The general partner committed to make capital contributions to DPEF equal to three times the amount of capital contributed by the limited partners. Two-thirds of the general partner's capital is with recourse to the limited partners. A floating return on the general partner's capital contributions, which averaged approximately 4.37% from DPEF's inception through October 31, 2004, is generally distributed to the general partner before any other distributions are made. Thereafter, capital contributions are returned to the general partner and then to the limited partners, and a preferred return of 5% on the limited partners' capital contributions is subsequently distributed to the limited partners. Additional profits, if any, are divided 88% to the limited partners and 12% to the general partner. Mr. O'Meara was a limited partner in DPEF prior to his becoming an executive officer of the Company. DPEF did not make any distributions to Mr. O'Meara while he was a limited partner. As of October 31, 2004, the amount of the general partner's capital contribution that was recourse to Mr. O'Meara was $73,000. The amount of Mr. O'Meara's unreturned limited partner capital in DPEF as of October 31, 2004 was $100,000. In November 2004, Mr. O'Meara redeemed all of his interests in DPEF.

We have also established other investment partnerships in Fiscal 2004 in which qualifying employees (but not Directors) can participate on terms that are generally more favorable than those offered to third-party investors. Executive officers generally may invest directly in these partnerships. If, however, any of these employee partnerships involve an investment by the general partner that earns a fixed return, which essentially provides "leverage" to the employees (such as DPEF), the executive officers must invest in a separate partnership, which will invest on a parallel basis with, and have substantially the same terms as, the employee partnership but will not include any leverage feature. None of these partnerships formed in Fiscal 2004 made any distributions in Fiscal 2004. The aggregate amount of unreturned limited partner capital in these partnerships as of November 30, 2004 was less than $60,000 for Mr. Beyman, $184,320 for Mr. O'Meara and approximately $579,065 for Mr. Russo. The amount of limited partner capital contributed by executive officers to a new employee partnership formed in December 2004 was less than $60,000 by Mr. O'Meara and $250,000 by Mr. Russo.

PROPOSAL 2—RATIFICATION OF THE COMPANY'S SELECTION OF ITS AUDITORS

The Board of Directors recommends to the Stockholders that they ratify the selection by the Audit Committee of Ernst & Young LLP, independent auditors, to audit the accounts of the Firm for the fiscal year ending November 30, 2005.

In the event that the Stockholders fail to ratify the appointment, the Audit Committee will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its Stockholders.

A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR Proposal No. 2.

ERNST & YOUNG LLP FEES AND SERVICES

Fees for Fiscal 2004 and Fiscal 2003

The table below sets forth the aggregate fees paid by the Firm for audit, audit-related, tax and other services provided by Ernst & Young LLP to the Firm during each of the last two fiscal years.

	2004	2003
Audit fees	$14,253,000	$9,854,000
Audit-related fees	7,526,000	10,950,000
Tax fees	2,469,000	1,938,000
All other fees	500,000	1,110,000

Total	$24,748,000	$23,852,000

Audit services included the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q. Audit services also included statutory audits of certain subsidiaries and services that were provided in connection with other statutory and regulatory filings or engagements, including comfort letters and consents related to SEC filings and securities offerings.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. These services included audits of employee benefit plans and audits of certain consolidated subsidiaries; agreed-upon procedures letters issued to rating agencies for the Company's triple-A rated derivatives subsidiaries; securitization verification procedures and due diligence services; accounting consultations regarding the application of generally accepted accounting principles related to proposed or actual transactions impacting the Company's financial statements; financial and accounting due diligence related to acquisitions; and advice and consultations in connection with the implementation of Section 404 of the Sarbanes-Oxley Act. In Fiscal 2004, these services also included private investment fund investment performance procedures, SAS 70 internal control reporting and regulatory capital consultations.

Tax services consisted of the preparation and/or review of, and consultations with respect to, the Company's federal, state, local and international tax returns.

All other services included accounting and tax consultations related to investment banking and capital markets transactions for the Firm's clients in both Fiscal 2004 and 2003. In Fiscal 2003, these services also included documentation assistance in preparing for regulatory compliance reviews in Asia; advisory services related to restructuring distressed loans; and assistance with statutory filings for the liquidation of certain European legal entities.

Pre-Approval Policies and Procedures

In accordance with the SEC's auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Firm by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year's audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a joint statement by both the Controller and the independent auditor as to whether, in their view, the request is consistent with the SEC's rules on auditor independence.

The Audit Committee will not grant approval for:

•
any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;

•
provision by the independent auditor to the Firm of strategic consulting services of the type typically provided by management consulting firms; or

•
the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company's financial statements.

Tax services proposed to be provided by the auditor to any executive officer or Director of the Company or any employee of the Firm who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Firm, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Firm.

In determining whether to grant pre-approval of any non-audit services in the "all other" category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•
whether the service creates a mutual or conflicting interest between the auditor and the Company;

•
whether the service places the auditor in the position of auditing his or her own work;

•
whether the service results in the auditor acting as management or an employee of the Company; and

•
whether the service places the auditor in a position of being an advocate for the Company.

The Audit Committee has delegated its pre-approval authority to its Chairman. In the event the Chairman pre-approves any service, he reports such pre-approval to the Audit Committee at its next scheduled meeting.

None of the services described above under "Fees for Fiscal 2004 and Fiscal 2003" was approved by the Audit Committee after the fact in reliance upon the de minimis exception to the SEC's rules requiring pre-approval of such services.

The Company's Internal Audit department monitors whether the services provided by the independent auditor are in compliance with its pre-approval policies and procedures, including monitoring the activities where the de minimis exception to the SEC's rules on pre-approval may be invoked.

Fund Related Fees

In addition to the services provided to the Firm described above, Ernst & Young LLP provided audit and tax services to certain private investment funds managed by the Firm. The aggregate fees paid to Ernst & Young LLP for these services for Fiscal 2004 and Fiscal 2003 were $3,960,000 and $2,252,000 for audit services and $4,049,000 and $2,618,000 for tax services, which consisted of the preparation and/or review of, and consultations with respect to, tax filings. Of such fees, $132,000 were paid by the Firm in Fiscal 2004 ($78,000 for audit services and $54,000 for tax services) and $119,000 were paid by the Firm in Fiscal 2003 ($71,000 for audit services and $48,000 for tax services). The balance in each fiscal year was paid by the relevant private investment funds.

Ernst & Young LLP also provided audit and tax services to certain registered funds for which the Firm acted as an investment adviser during Fiscal 2004 and 2003. The fees received by Ernst & Young LLP for such services for Fiscal 2004 and 2003 were approximately $1,011,000 and $939,000 for audit services and $199,000 and $199,000 for tax services, which consisted of the preparation and/or review of, and consultations with respect to, tax filings. All of these fees were paid by the registered funds. The registered funds have audit committees comprised solely of directors who are independent of the Company and are not on the Company's Board of Directors, which committees are responsible for the selection of the registered funds' audit firms and the approval of any fees paid to such firms.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company's Board of Directors is composed of four independent Directors and operates under a written charter adopted by the Board of Directors. The Audit Committee is responsible for the selection of the Company's independent auditors.

Management is responsible for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon, and issuing a report on management's assessment of the effectiveness of the Company's internal control over financial reporting and whether the Company maintained effective internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. It should be noted that the Committee members are not professionally engaged in the practice of accounting or auditing.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee further discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

The Company's independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the reports and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2004 for filing with the Securities and Exchange Commission.

                      Audit Committee:

                      Thomas H. Cruikshank, Chairman
                      Michael L. Ainslie
                      Roger S. Berlind
                      Sir Christopher Gent
                      March 1, 2005

PROPOSAL 3—APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

The Board of Directors adopted the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan (the "Plan") in February 2005, subject to approval by the Stockholders. Features of the Plan are outlined below, but the outline is qualified in its entirety by reference to the full text of the Plan itself, which is attached hereto as Appendix B. NYSE rules require that the Company obtain stockholder approval of the Plan in order for the Plan to be effective. Stockholder approval of the Plan also will permit the Company to maintain the tax-deductible status of any performance-based awards granted under the Plan to the CEO and certain other executive officers. The Plan has been designed to permit it to be administered to grant performance-based awards to executive officers, which are intended to qualify for full tax deductibility by the Company under Section 162(m) of the Internal Revenue Code (the "Code").

A key element of the Firm's compensation philosophy is to deliver a portion of each employee's total compensation in the form of stock-based awards (restricted stock units, options, and/or other equity-based awards). This is facilitated by providing annual stock awards as part of each employee's annual total compensation, in lieu of all-cash compensation. The Company believes that stock-based awards foster an employee-ownership culture that aligns the interests of its employees directly with those of its stockholders and encourages all employees to work together to ensure the Firm's continued financial success over time.

The Plan is primarily intended to provide broad-based equity compensation awards across all levels of the Firm. Bonus-eligible employees are awarded a portion of their annual performance bonus in the form of stock-based awards, rather than in cash. Production-paid employees also receive part of their compensation in the form of stock based-awards, rather than entirely in cash commission payouts. The percentage of compensation delivered in the form of stock-based awards is based on the employee's position and compensation level, with senior managers generally having proportionally more of their compensation awarded in equity than lower level employees, and therefore having more of their pay at risk. Thus, the Company's stock-based compensation program is an element of annual total compensation, rather than an "add-on" award.

The stock-based compensation program also helps to retain high-performing employees through retention features such as significant vesting provisions, forfeiture provisions and restrictions on sales. In the event that a stock-based award is forfeited by an employee, the value of the award remains with the Company. These restrictions also enhance stockholder alignment by having employees share in the upside and downside risk over any cyclical market periods that occur within the financial services industry.

The Compensation Committee, which is comprised of four independent Directors, will administer the Plan and the stock compensation program. The Compensation Committee will establish the terms and conditions of the stock-based awards, which will continue to be designed to retain employees and to align their interests with those of the stockholders. Such terms and conditions may include vesting provisions, forfeiture provisions and restrictions on sales. With respect to stock option awards, no options may be granted under the Plan with a term longer than ten years or with an exercise price less than the fair market value of Lehman Brothers' common stock on the date of grant.

Stockholder approval of the Plan is unanimously recommended by the Board in order to permit the Firm to continue to provide compensation using stock-based awards. The Board believes that adoption of the Plan will provide the Company with an effective means of recruiting, retaining, and motivating employees and Directors of the Company and its subsidiaries whose performance is critical to the continued financial success of the Company.

The majority of the shares of Common Stock currently authorized for issuance pursuant to equity compensation plans are from the Company's 1996 Management Ownership Plan and Employee Incentive Plan, each of which will terminate according to its terms in 2006. The Company expects that awards under these prior plans and unissued shares recaptured from these prior plans, in addition to the new shares authorized under the Plan, would be sufficient to cover stock-based awards until 2007. To the extent that the Company does not have sufficient availability of shares for its compensation programs, it will have to decrease the stock-based component and increase the cash component of overall employee compensation.

For the reasons stated above, the Board of Directors unanimously recommends a vote FOR approval of the 2005 Stock Incentive Plan.

Description of the 2005 Stock Incentive Plan

Administration; Types of Awards; Eligible Participants.    The Plan will be administered by the Compensation Committee, which is comprised exclusively of independent Directors. The Plan provides for the granting of incentive and non-qualified stock options, stock appreciation rights ("SARs"), and other stock based awards including restricted stock, RSUs, and PSUs (collectively or individually, "Awards"). Awards may be issued to any employee, prospective employee, Director or consultant of the Company or any of its subsidiaries who are selected by the Compensation Committee to participate in the Plan. Substantially all of the Company's approximately 20,000 employees, Directors and consultants are eligible to participate in the Plan. The Compensation Committee has discretion to select the employees to whom Awards will be granted and to determine the type, size and terms of each Award and the authority to administer, construe and interpret the Plan.

Shares Available for Awards.    A total of 10 million shares of Common Stock may be subject to Awards under the Plan, subject to adjustment in accordance with the terms of the Plan. In addition, shares of Common Stock authorized for issuance under the Company's 1996 Management Ownership Plan and Employee Incentive Plan, each of which will terminate according to its terms in 2006, that remain unawarded upon the expiration of those plans (presently estimated to total approximately 8 million shares) will also be available for Awards under the Plan. If any shares of Common Stock subject to repurchase or forfeiture rights under an award that has been granted under the Plan, the 1996 Management Ownership Plan or the Employee Incentive Plan are reacquired by the Company, or if any shares of Common Stock are withheld or delivered pursuant to the terms of the Plan in payment of any applicable exercise price or tax withholding obligation, or if any award relating to shares of Common Stock under any of such plans is canceled, terminates or expires or, for any other reason is not payable, such shares will become available for new Awards. No Plan participant may receive options, SARs or other stock-based Awards during any fiscal year attributable to more than two million shares of Common Stock, subject to adjustment in accordance with the terms of the Plan. The shares of Common Stock issuable under the Plan may be either authorized but unissued shares or treasury shares, or any combination thereof.

Stock Options.    A stock option, which may be a non-qualified or an incentive stock option (each, an "Option"), is the right to purchase a specified number of shares of Common Stock at a price (the "Option Price") fixed by the Compensation Committee (any holder of an Option is called an "Optionee"). The Option Price of an Option may be no less than the fair market value of the underlying Common Stock on the date of grant. Unless otherwise provided in the Optionee's Award agreement, Options are not transferable during the Optionee's lifetime and generally will expire no later than ten years after the date on which they are granted. Options become exercisable at such times and in such installments as the Compensation Committee will determine. The Compensation Committee may also accelerate the period for exercise of any or all Options held by an Optionee. Payment of the Option Price must be made in full at the time of exercise of the Option by any of the following methods: (1) in cash; (2) by tendering to the Company shares of Common Stock having a fair market value equal to the Option Price, which shares have been held by the Optionee for at least six months and which meet such other requirements as may be imposed by the Compensation Committee; (3) by certain withholding methods that constitute a cashless exercise through the delivery of irrevocable instructions by the Optionee to a broker to sell the Common Stock received upon exercise of the Option and to deliver promptly to the Company an amount out of the proceeds equal to the aggregate Option Price, or (4) by other means that the Compensation Committee deems appropriate.

Stock Appreciation Rights.    A SAR may be granted alone or in tandem with Options. If granted in tandem with an Option, the SAR must cover the same (or a fewer) number of shares of Common Stock covered by the related Option and will be generally subject to the same terms and conditions as the related Option. Upon exercise, a SAR will entitle the holder to receive from the Company an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR minus the per SAR exercise price (or Option Price, as applicable), multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Upon the exercise of a SAR granted in connection with an Option, the related Option will be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of the Option granted in connection with a SAR or the surrender of such Option, the related SAR will be canceled to the extent of the number of shares as to which the Option is exercised or surrendered. The Compensation Committee will determine whether the SAR will be settled in cash, Common Stock or a combination of cash and Common Stock.

Other Stock-Based Awards.    Other Awards of Common Stock and Awards that are valued in whole or in part by reference to, or otherwise based on the fair market value of Common Stock (all such Awards being referred to herein as "Other Stock-based Awards"), may be granted under the Plan in the discretion of the

Compensation Committee. Other Stock-based Awards will be in such form as the Compensation Committee will determine, including without limitation, (1) the right to purchase shares of Common Stock, (2) shares of Common Stock subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Compensation Committee, and (3) shares of Common Stock issuable upon the completion of a specified period of service, the occurrence of an event, or the attainment of performance objectives, each as specified by the Compensation Committee. Any Other Stock-based Awards that are granted subject to the completion of a specified period of service by the Award recipient that are (1) not in lieu of cash compensation to employees generally, (2) not paid to recruit a new employee in an amount less than 5% of the total Awards available for grant under the Plan or (3) not subject to the attainment of performance objectives, will provide that vesting, restrictions on transfer, or some other comparable restriction that encourages continued performance of the Award recipient, will in any such case be for a period of not less than three years (although vesting or lapsing of restrictions may occur in installments over such period), unless there is a Change in Control (as such term is defined in "Change of Control" below) or the Award recipient retires, becomes disabled or dies. Other Stock-based Awards may be granted alone or in addition to any other Awards made under the Plan. With respect to any RSUs granted under the Plan, the obligations of the Company or any subsidiary of the Company are limited solely to the delivery of shares of Common Stock on the date when such shares of Common Stock are due to be delivered under each Award agreement, and in no event will the Company or any subsidiary of the Company become obligated to pay cash in respect of such obligation (except that the Company or any subsidiary of the Company may pay to the Award recipient amounts in cash in respect of a RSU equal to cash dividends paid to a holder of the same number of shares of Common Stock that are subject to the RSU).

The Compensation Committee will establish the performance objectives that must be attained in order for the Company to grant Other Stock-based Awards. Accordingly, unless the Compensation Committee determines at the time of grant not to qualify such an award as performance-based compensation under Section 162(m) of the Code, the performance objectives for such Other Stock-based Awards made under the Plan will be based upon one or more of the following criteria: (1) pre-tax income or net income; (2) earnings per share; (3) book value per share; (4) stock price; (5) return on equity; (6) expense management; (7) return on investment; (8) improvements in capitalization; (9) profitability of an identifiable business unit or product; (10) profit margins; (11) budget comparisons; (12) total return to stockholders; (13) net revenue; and (14) economic value added. The Compensation Committee must certify as to the attainment of the applicable performance goals prior to payment of any Other Stock-based Award, and may reduce the amount of any Other Stock-based Award. Subject to the provisions of the Plan, the Compensation Committee will have sole and absolute discretion to determine to whom and when such Other Stock-based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-based Awards, and all other terms and conditions of such Awards. The Compensation Committee will determine whether Other Stock-based Awards will be settled in cash, Common Stock or a combination of cash and Common Stock. The maximum amount of Other Stock-based Awards that may be granted during any calendar year to any participant in the Plan will be (1) with respect to Other Stock-based Awards that are denominated or payable in Common Stock, two million shares of Common Stock, and (2) with respect to Other Stock-based Awards that are not denominated or payable in Common Stock, $50 million.

Change in Control and Other Corporate Events.    Under the Plan, if there is any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, combination, subdivision or exchange of shares, recapitalization, merger, consolidation, reorganization or other extraordinary or unusual event, the Compensation Committee will direct that appropriate changes be made in the number or kind of securities that may be issued under the Plan and in the terms of outstanding Awards. If a Change in Control occurs, the Compensation Committee may, but is not required to, (1) accelerate or waive vesting or exercise periods or the lapse of restrictions on all or any portion of any Award, (2) cancel the Awards for fair value (as determined in the discretion of the Compensation Committee), (3) provide for the issuance of substitute Awards that will substantially preserve the terms of the original Awards or (4) provide for the full exercisability of Options or SARs for a period of at least 30 days prior to the occurrence of the Change of Control. In general, a "Change in Control" is deemed to occur when: (i) 20% or more of the combined voting power of the Company's voting securities is acquired in certain instances (whether through a tender offer, merger, or otherwise); (ii) individuals who are members of the Board of Directors prior to the Change in Control (the "Incumbent Board") cease, subject to certain exceptions, to constitute at least a majority of the Board of Directors; (iii) a merger, consolidation, recapitalization or reorganization involving the Company occurs, whereby the stockholders immediately prior to such transaction cease to hold at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction, members of the Incumbent Board cease to constitute at least a majority of the board of directors of the resulting corporation or a person or entity becomes the beneficial owner of 20% or more of the combined voting power of the resulting corporation; or (iv) a liquidation of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

Additional Information.    Unless otherwise provided in an employee's Award agreement, an employee's rights under the Plan may not be assigned or otherwise transferred. An employee to whom an Award is made has no rights as a stockholder with respect to any Common Stock issuable pursuant to the Award until the date of issuance of the stock certificate for such shares upon payment of the Award. In the case of payments of Awards in the form of Common Stock, unless the Compensation Committee specifies otherwise, a Plan participant may elect to pay to the Company the minimum amount of any taxes required to be withheld with respect to the exercise, grant, vesting of, or payment pursuant to, an Award by the delivery of shares of Common Stock or having shares of Common Stock withheld by the Company, in each case that have a fair market value equal to the amount required to be withheld.

Term of Plan; Amendment and Termination of Plan.    No Awards may be granted on or after May 1, 2015, the tenth anniversary of the effective date of the Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, subject to the following restrictions: (a) no amendment may be made without approval of the stockholders that would (1) increase the total number of shares reserved for issuance pursuant to the Plan or increase the maximum number of shares for which Awards may be granted to any participant, (2) change the class of persons eligible to be participants in the Plan, or (3) extend the date after which Awards cannot be granted under the Plan; and (b) no amendment may be made without the consent of a participant if the amendment would diminish the rights of the participant under any Award previously granted to that participant. However, the Compensation Committee may amend the Plan as it deems necessary to permit the grant of Awards meeting the requirements of applicable laws.

Certain United States Federal Income Tax Consequences of Options.    United States federal income tax consequences to Optionees and the Company of Options granted under the Plan should generally be as set forth in the following summary:

An employee to whom an incentive stock option ("ISO") that qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such Option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO. However, upon the exercise of an ISO, special alternative minimum tax rules apply for the employee.

When the employee sells shares acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the Option Price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

An employee to whom an Option that is not an ISO (a "non-qualified Option") is granted will not recognize income at the time of grant of such Option. When such employee exercises a non-qualified Option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of Option exercise of the shares the employee receives, over the Option Price. The tax basis of such shares will be equal to the Option Price paid plus the amount includable in the employee's gross income, and the employee's holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified Options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified Option will be subject to appropriate federal, state, local and foreign income and employment taxes.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of Options or the Company or to describe tax consequences based on particular circumstances and does not address Awards other than Options. It is based on United States federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

YOUR VOTE IS IMPORTANT. In order for the Plan to be approved, the NYSE rules require that a majority of the outstanding shares of Common Stock are voted on the proposal and that the majority of the shares of Common Stock voting on the proposal vote to approve the Plan. If you fail to vote, your shares will not be considered "shares present" for voting purposes, which may cause less than the requisite majority of the outstanding shares of Common Stock to be voted on the matter. If you hold your shares through a broker, your broker will not be permitted to vote your shares on this matter without your voting instructions.

The Board of Directors unanimously recommends a vote FOR approval of the 2005 Stock Incentive Plan.

Equity Compensation Plan Information

The following table sets forth certain information as of November 30, 2004, regarding shares of Common Stock authorized for issuance under the Firm's equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (2)
Equity compensation plans approved by security holders (3)	7.8 million	$52.19	4.0 million
Equity compensation plans not approved by security holders (4)	65.7 million	$55.97	27.1 million
Total	73.5 million	$55.57	31.1 million

(1)
These columns do not include shares of restricted stock and RSUs, which by their nature do not have an exercise price. In addition to shares of Common Stock to be issued upon the exercise of outstanding options and other rights, at November 30, 2004, there were shares of restricted Common Stock and RSUs outstanding under the following plans:

  •
  Approved by the stockholders of the Company:

1994 Management Ownership Plan	1.0 million RSUs
1996 Management Ownership Plan	6.1 million RSUs
  •
  Not approved by the stockholders of the Company:

Employee Incentive Plan	55.7 million RSUs
1999 Neuberger Berman Inc. Long-term Incentive Plan (the "Neuberger LTIP")	2.1 million restricted shares and RSUs
Neuberger Berman Inc. Wealth Accumulation Plan (the "Neuberger WAP")	0.1 million restricted shares

  In connection with the Company's acquisition of Neuberger Berman Inc. ("Neuberger"), the Company assumed Neuberger's obligations under the last two plans named above and the Neuberger DSIP (as defined below). The Neuberger LTIP had been approved by Neuberger's stockholders.

(2)
The various equity compensation plans provide for purchase of unrestricted stock and for issuance of awards in the form of options, PSUs, restricted stock, RSUs and/or other types of equity awards up to an aggregate maximum number of shares for each plan. Therefore the number of shares remaining available for future issuance shown in this column includes not only options, warrants and other rights but also restricted stock, RSUs, PSUs and unrestricted stock, as further described below.

(3)
Common Stock to be issued under equity compensation plans approved by security holders consists of options issued under the 1994 Management Ownership Plan and the 1996 Management Ownership Plan. As of November 30, 2004, there were remaining available for future issuance 0.2 million shares under the 1994 Management Ownership Plan to satisfy future dividend reinvestment requirements for the RSUs that are still outstanding under the plan and 3.8 million shares under the 1996 Management Ownership Plan which may be issued as options, PSUs, RSUs and/or other types of equity awards.

(4)
Common Stock to be issued under equity compensation plans not approved by security holders consists of options issued under the Company's Employee Incentive Plan (the "EIP"), the Neuberger LTIP, the Neuberger WAP and the 1999 Neuberger Berman Inc. Directors Stock Incentive Plan (the "Neuberger DSIP"). Stockholder approval was not required for the EIP under the then current rules of the NYSE because it is a broadly-based plan, as a majority of our full-time U.S. employees are eligible for awards under the plan and a majority of the awards during any three-year period are to employees who are not officers or directors. As of November 30, 2004, there were 25.8 million shares remaining available for future issuance under the EIP, 0.9 million shares available under the Neuberger LTIP, no shares available under the Neuberger WAP, and no shares available under the Neuberger DSIP. The shares that remain available under the foregoing plans may be issued as options, PSUs or RSUs, restricted stock and/or other types of equity awards.

Descriptions of the 1994 Management Ownership Plan, the 1996 Management Ownership Plan, the EIP, the Neuberger LTIP, the Neuberger WAP and the Neuberger DSIP are contained in Note 16 of the Notes to Consolidated Financial Statements in the Company's 2004 Annual Report to Stockholders and are incorporated herein by reference.

PROPOSAL 4—SHAREHOLDER PROPOSAL REGARDING CEO COMPENSATION

The Catholic Equity Fund, 1100 West Wells Street, Milwaukee, Wisconsin, 53233-2332, the holder of 850 shares of common stock, has advised the Company that it intends to introduce the following resolution, which is co-sponsored by CHRISTUS Health, 2600 North Loop West, Houston, Texas, 77092, the holder of 7,600 shares of common stock:

"RESOLVED: The shareholders urge the Board of Directors:

•
To limit the Compensation paid to the CEO in any fiscal year to no more than 100 times the average Compensation paid to the company's Non-Managerial Workers in the prior fiscal year, unless the shareholders have approved paying the CEO a greater amount;

•
In any proposal for shareholder approval, to provide that the CEO can receive more than the 100-times amount only if the company achieves one or more goals that would mainly reflect the CEO's contributions rather than general market conditions; and

•
In that proposal, to assure the shareholders that the Board will seriously consider reducing the CEO's compensation in the event of any unusual reduction in the company's workforce resulting from outsourcing or other factors.

This proposal does not apply to the extent that complying would necessarily breach a compensation agreement in effect at the time of the present shareholder meeting.

"Compensation" means salary, bonus, the grant-date present value of stock options, the grant-date present value of restricted stock, payments under long-term incentive plans, and "other annual" and "all other compensation" as those categories are defined for proxy statement purposes.

"Non-Managerial Workers" means U.S.-based employees working in the categories of Blue-Collar Occupations or Service Occupations or the Sales and Administrative Support components of White-Collar Occupations as used by the Bureau of Labor Statistics in its National Compensation Surveys.

Supporting Statement:

Our resolution is based on these premises:

  1.
  Unless internally anchored, market-based compensation methods tend to produce excessive CEO compensation;

  2.
  Very high CEO pay should require shareholder approval since it tends to produce sub par share performance long-term; and

  3.
  Very highly paid CEOs should realize that they might share some pain when choosing job reductions as a means to achieve corporate goals.

Our resolution would introduce an internal foundation for CEO compensation—the company's CEO/average-worker pay ratio. Commentators note that on the average for U.S. companies this ratio has gone from about 42 in 1980 to several hundred today and that it tends to be much lower in foreign companies that compete successfully with U.S. companies. Consistent with these facts, the Blue Ribbon Commission of the National Association of Corporate Directors has urged compensation committees to use such a ratio as a factor in setting CEO compensation. Our resolution follows this advice.

Our resolution would not arbitrarily limit CEO compensation. Rather, it would offer the board the opportunity to persuade the shareholders that very high CEO compensation would make the company more competitive and would be in their interest.

At Lehman Brothers, CEO Compensation has totaled 16.0, 12.5, and 19.8 million dollars in the fiscal years ended November 30, 2001, 2002, and 2003. The 16.1 million dollar average is 631 times the $25,501 that the average U.S. worker makes according to the AFL-CIO's Executive Paywatch (http://www.aflcio.org/corporateamerica/paywatch/). In its 2004 analysis of executive pay versus shareholder return, Business Week gave the CEO its worst rating (http://www.businessweek.com/pdfs/2004/0416_execpay.pdf)."

The Board of Directors unanimously recommends that stockholders vote AGAINST this proposal for the following reasons:

The Board of Directors believes that adoption of this proposal would severely limit the Firm's ability to attract, retain and motivate senior management who are critical to the long-term success of the Firm. To our knowledge, this internal pay ratio concept has not been adopted by any of the Firm's competitors in the financial services industry, and it would therefore put the Firm at a competitive disadvantage. If the Firm is unable to attract highly skilled senior management, the Firm will not be able to compete effectively, which would ultimately reduce stockholder value.

Furthermore, as discussed in the Compensation Committee Report, which begins on page 14 of this Proxy Statement, the nature of the securities industry requires a large percentage of highly skilled professionals. These employees would not typically be considered non-managerial workers (defined in the proposal to include blue-collar or service occupations or sales and administrative support components of white-collar occupations). By arbitrarily limiting CEO pay to 100 times the average compensation paid to non-managerial workers, the proposed resolution fails to take into account the employee base of the financial services industry.

Moreover, any requirement that the Board consider reducing the compensation of the CEO in the event of any unusual reduction in the Firm's workforce would unnecessarily limit the flexibility of the CEO in responding to rapidly changing market conditions in the cyclical financial services industry and could potentially harm stockholder value.

The Company's compensation programs have been designed to attract and retain the most talented available group of employees, and include a strong pay-for-performance element to strongly align its employees' interests with those of its stockholders to maximize Firm performance and stockholder return. The Firm's compensation strategy has remained consistent since becoming a public company in 1994 and, the Board believes, has been extraordinarily successful in meeting the Firm's goals over time.

In accordance with the Corporate Governance Standards of the NYSE and its Charter, the Compensation Committee is composed entirely of independent, non-employee directors. The Compensation Committee is responsible for administering the Firm's executive officer compensation programs. This includes approving the performance goals of the executive officers, including the CEO, and assessing their achievement of these goals. The Compensation Committee reviews its compensation policies annually.

In considering the effectiveness of the Firm's compensation practices, the Compensation Committee recognizes that it is important that pay packages are perceived as fair both internally and externally, as described by the Blue Ribbon Commission of the National Association of Corporate Directors, which is cited in the proposal. Consistent with the recommendations of the Blue Ribbon Commission and as described in the Compensation Committee Report, the Compensation Committee reviews information on competitive practices of peer organizations to ensure that compensation opportunities at the Firm are comparable with those of its major competitors.

As discussed in greater detail in the Compensation Committee Report, an important part of the Company's compensation philosophy is to deliver a portion of total compensation to all its employees in equity-based awards, thereby aligning the financial interests of its employees with those of its stockholders. CEO and executive officer compensation is comprised of base salary, annual cash bonus, RSUs and stock options. The Firm's CEO and executive officers receive a larger percentage of total compensation in RSUs and stock options than any other group of employees.

In addition, the annual cash bonus and RSUs are based on annual and long-term performance goals, which further aligns the interests of executive officers with those of stockholders. As a result, the CEO and the executive officers have the largest percentage of their compensation tied to the successful achievement of performance goals. The RSUs are subject to significant vesting and forfeiture restrictions and cannot be sold or transferred until they convert to Common Stock at the end of five years. In determining executive officer compensation (including that of the CEO) for the most recent fiscal year, the Compensation Committee considered a number of performance factors, as described more fully in the Compensation Committee Report.

The Board believes that it must maintain its ability to compensate the Company's CEO and other executive officers based on the Firm's overall performance and their individual performance and contributions, and at pay levels comparable to those at peer organizations, in order to attract and retain the most talented available group of executives to maximize Firm performance and stockholder return. The Board takes pride in the Firm's long-standing pay-for-performance culture and believes that decisions concerning compensation of the CEO should remain at the discretion of the Company's independent Compensation Committee.

For the reasons stated above, the Board of Directors unanimously recommends a vote AGAINST the adoption of this shareholder proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, Company equity securities with the SEC.

Based on a review of such reports, and on written representations from reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers were complied with during Fiscal 2004 except that Mr. Akers filed a late annual report under Section 16(a) for fiscal 2003 in which he reported twelve gifts of stock options to trusts for the benefit of his children which occurred in fiscal 2003 and earlier years. All of the transactions that were not reported on a timely basis were transactions that are exempt from potential liability for "short-swing" profits under Section 16(b).

OTHER MATTERS

Management does not know of any business to be transacted at the meeting other than as indicated herein. Should any such matter properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

You are urged to sign, date and return the enclosed proxy card as promptly as possible, using the prepaid envelope provided for such purpose, or to vote online or by telephone according to the instructions on the proxy. It is hoped that registered Stockholders will give the Company advance notice of their plans to attend the Annual Meeting by marking the box provided on the proxy card or by registering their intention when voting online or by telephone.

If you will need special assistance at the Annual Meeting because of a disability, please contact the Corporate Secretary of the Company, Mr. Jeffrey A. Welikson, at (212) 526-0858 or at jwelikso@lehman.com.

Householding

In accordance with a notice sent previously to certain beneficial owners holding shares in street name (for example, through a bank, broker or other holder of record) and who share a single address with other similar holders, only one annual report and proxy statement is being sent to that address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. Any of such beneficial owners may discontinue householding by writing to the address or calling the telephone number provided for such purpose by their holder of record. Any such stockholder may also request prompt delivery of a copy of the annual report or proxy statement by contacting the Company at (212) 526-0858 or by writing to the Corporate Secretary, Lehman Brothers Holdings Inc., 399 Park Avenue, 11th Floor, New York, New York 10022.

Other beneficial owners holding shares in street name may be able to initiate householding if their holder of record has chosen to offer such service, by following the instructions provided by the record holder.

Deadline and Procedures for Submitting Proposals for Next Year's Meeting

Stockholders of the Company who intend to present proposals for inclusion in the proxy material to be distributed by the Company in connection with the Company's 2006 Annual Meeting of Stockholders must submit their proposals to the Corporate Secretary of the Company at Corporate Secretary, Lehman Brothers Holdings Inc., 399 Park Avenue, 11th Floor, New York, New York 10022 on or before November 1, 2005.

In addition, in accordance with Article II, Section 9 of the Company's By-Laws, in order to be properly brought before the 2006 Annual Meeting by a stockholder, notice of a matter that is not included in the Company's proxy material must be received by the Company no earlier than December 6, 2005 and no later than January 5, 2006. The notice must set forth as to each matter that the stockholder proposes (1) a brief description of the business desired to be brought forth and the reasons for conducting such business at the Annual Meeting, (2) the name and address, as they appear on the Company's books, of the stockholder, (3) the number of shares of Common Stock beneficially owned by the stockholder, (4) any material interest of the stockholder in such business and (5) any other information relating to the stockholder or the proposal that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Deadline and Procedures for Making Nominations for Director at Next Year's Meeting

Stockholders of the Company who intend to nominate persons for election to the Board of Directors at the Company's 2006 Annual Meeting of Stockholders must give written notice to the Corporate Secretary of the Company at Corporate Secretary, Lehman Brothers Holdings Inc., 399 Park Avenue, 11th Floor, New York, New York 10022 no earlier than December 6, 2005 and no later than January 5, 2006. The notice must set forth, as to each nominee, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of capital stock of the Company, if any, which are beneficially owned by the person and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies in election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and as to such stockholder, (1) the name and record address of the stockholder and (2) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder.

Procedures for Recommending Director Candidates to the Nominating and Corporate Governance Committee

Stockholders of the Company wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations in writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Lehman Brothers Holdings Inc., 399 Park Avenue, 11th Floor, New York, New York 10022. Submissions should include:

•
the name and address of the recommending stockholder(s), and the class and number of shares of capital stock of the Company that are beneficially owned by the recommending stockholder(s);

•
the name, age, business address and principal occupation and employment of the recommended candidate;

•
any information relevant to a determination of whether the recommended candidate meets the criteria for Board of Directors membership described under "Committees of the Board of Directors—Nominating and Corporate Governance Committee" above;

•
any information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred;

•
all other information relating to the recommended candidate that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended candidate's business experience, (2) the class and number of shares of capital stock of the Company, if any, that are beneficially owned by the recommended candidate and (3) material relationships or transactions, if any, between the recommended candidate and the Company's management;

•
a description of any business or personal relationships between the recommended candidate and the recommending stockholder(s) and whether the recommended candidate has any specific plans or proposals for the Company at the behest of the recommending stockholder(s);

•
a statement, signed by the recommended candidate, (1) verifying the accuracy of the biographical and other information about the candidate that is submitted with the recommendation and (2) affirming the recommended candidate's willingness to be a director; and

•
if the recommending stockholder(s) has beneficially owned more than 5% of the Company's voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the SEC's rules.

Code of Ethics and Corporate Governance Guidelines

The Company has a Code of Ethics that is applicable to all Directors, officers and employees of the Company, including the Chairman and Chief Executive Officer and the Chief Financial Officer of the Company (its principal executive officer and principal financial and accounting officer, respectively). The Code of Ethics (including any waivers therefrom granted to executive officers or directors), is available on the Corporate Governance page of the Lehman Brothers web site at http://www.lehman.com/shareholder/corpgov. The Company will disclose on its web site amendments to or waivers from its Code of Ethics applicable to Directors or executive officers of the Company, including the Chairman and Chief Executive Officer and the Chief Financial Officer, in accordance with all applicable laws and regulations.

The Company's Corporate Governance Guidelines are also available on the Corporate Governance page of the Lehman Brothers web site at http://www.lehman.com/shareholder/corpgov.

Any stockholder may also request prompt delivery of a copy of the Company's Code of Ethics, Corporate Governance Guidelines or charters for the Audit Committee, Compensation Committee or Nominating Committee by contacting the Company at (212) 526-0858 or by writing to the Corporate Secretary, Lehman Brothers Holdings Inc., 399 Park Avenue, 11th Floor, New York, New York 10022.

DIRECTIONS TO THE LEHMAN BROTHERS HOLDINGS INC.
2005 ANNUAL MEETING OF STOCKHOLDERS

The 2005 Annual Meeting of Stockholders will be held at the Company's global headquarters, 745 Seventh Avenue, New York, New York 10019, on the Concourse Level in the Allan S. Kaplan Auditorium, between 49th and 50th Streets. The building is in the vicinity of several subway lines, and is also readily accessed by bus, taxicab or automobile. All persons wishing to be admitted must present photo identification.

APPENDIX A

AUDIT COMMITTEE CHARTER

As amended January 24, 2005

I.    PURPOSE

        The purpose of the Audit Committee of the Board of Directors shall be to:

  A.
  Assist the Board of Directors in fulfilling its oversight of:

  1.
  The quality and integrity of the Corporation's financial statements;

  2.
  The Corporation's compliance with legal and regulatory requirements;

  3.
  The qualifications and independence of the Corporation's independent auditors; and

  4.
  The performance of the Corporation's internal audit and compliance functions and its independent auditors.

  B.
  Prepare any reports that the rules of the Securities and Exchange Commission ("SEC") require be included in the Corporation's annual proxy statement.

II.    STRUCTURE AND OPERATIONS

  A.
  Composition and Qualifications

  1.
  The Audit Committee shall be comprised of three or more members of the Board of Directors and shall comply with the "independent director" requirements under the rules of the New York Stock Exchange (the "NYSE"), the federal securities laws and the rules of the SEC promulgated thereunder.

  2.
  Each member of the Audit Committee shall have a working familiarity with basic finance and accounting terminology and practices, and at least one member shall have accounting or related financial management expertise.

  B.
  Compensation

    No member of the Audit Committee shall receive from the Corporation or any of its subsidiaries (collectively, the "Firm") compensation prohibited by, or which violates the independence requirements of, applicable laws and rules and regulations of governmental bodies and self-regulatory organizations, including the SEC and the NYSE.

  C.
  Appointment and Removal

    Each member of the Audit Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

  D.
  Chairman

    Unless a Chairman is elected by the Board of Directors, the members of the Audit Committee shall designate a Chairman by the majority vote of the Audit Committee membership. The Chairman will chair all regular sessions of the Audit Committee.

III.    MEETINGS

  A.
  The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Audit Committee shall periodically meet separately with each of management, the head of Corporate Audit, the head of Compliance and the independent auditors to discuss any matters that the Audit Committee or any of these persons or groups believes would be appropriate to discuss privately. In addition, the Audit Committee shall meet with the Corporation's independent auditors, Corporate Audit and management quarterly to review the Corporation's financial statements in a manner consistent with that outlined in Section IV of this Charter. The Chairman of the Board or any member of the Audit Committee may call meetings of the Audit Committee. All meetings of the Audit Committee may be held telephonically, provided that all persons participating in the meeting can hear each other.

  B.
  All non-employee directors that are not members of the Audit Committee may attend meetings of the Audit Committee but may not vote. Additionally, the Audit Committee may invite to its meetings any other director or member of management of the Corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Audit Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.    RESPONSIBILITIES AND DUTIES

  The following functions shall be the ordinary recurring activities of the Audit Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Audit Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Audit Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Audit Committee outlined in Section I of this Charter.

  The Audit Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Audit Committee deems appropriate. In this regard, the Audit Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to and expenses of such advisors and any other terms of retention, and any such fees and expenses so approved shall be obligations of the Corporation.

  The Audit Committee shall be given full access to the Firm's books and records, Corporate Audit and Compliance departments, the Board of Directors, corporate executives and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Audit Committee shall have all the authority of the Board of Directors.

  Notwithstanding the foregoing, the Audit Committee is not responsible for certifying the Corporation's financial statements or guaranteeing the independent auditors' report. The fundamental responsibility for the Corporation's financial statements and disclosures rests with management. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

  A.
  Documents/Reports Review

  1.
  Meet to review and discuss with management, Corporate Audit and the independent auditors prior to public dissemination the Corporation's annual audited financial statements and quarterly financial statements, including the notes thereto, and the Corporation's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", contained or incorporated in its annual and quarterly reports filed with the SEC, and discuss with the independent auditors the matters required to be discussed by Statements of Auditing Standards Nos. 61 and 90.

    2.
    Review and discuss the Corporation's earnings press releases (paying particular attention to the use of any "pro forma", "adjusted" or other non-GAAP financial measures and compliance thereof with relevant rules of the SEC), as well as financial information and earnings guidance provided to analysts and rating agencies, as required by applicable laws and rules and regulations of governmental bodies and self-regulatory organizations, including the SEC, the Public Company Accounting Oversight Board (the "PCAOB") or the NYSE.

    3.
    Review reports from management or Compliance of material findings, and the responses thereto, resulting from examinations by regulatory agencies, and discuss the foregoing, where appropriate, with Corporate Audit and the independent auditors.

    4.
    Perform any functions required to be performed by it or otherwise appropriate under applicable laws, rules and regulations, the Corporation's By-Laws and the resolutions or other directives of the Board.

  B.
  Independent Auditors

  1.
  Appoint, retain and terminate the Corporation's independent auditors (subject to shareholder ratification).

  2.
  Inform each registered public accounting firm employed by the Corporation for the purpose of preparing or issuing an audit report or related work that such firm shall report directly to the Audit Committee.

  3.
  Oversee the work of any registered public accounting firm employed by the Corporation for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services for the Corporation, including the resolution of any disagreement between management and the auditors regarding financial reporting.

  4.
  (a)   Approve in advance all audit, review and attest services and all non-audit services (including, in each case, the engagement fees therefor and terms thereof) to be performed by the independent auditors, in accordance with applicable laws and rules and regulations of governmental bodies and self-regulatory organizations, including the SEC, the PCAOB or the NYSE.

  (b)
  The fees and expenses of the independent auditors approved by the Audit Committee shall be obligations of the Corporation.

  (c)
  Notwithstanding the foregoing, the Audit Committee shall not approve or permit the performance by the independent auditors of any non-audit services that are prohibited or that impair the independence of the auditors under applicable laws and rules and regulations of governmental bodies and self-regulatory organizations, including the SEC, the PCAOB or the NYSE.

  5.
  Review, at least annually, the qualifications, performance and independence of the independent auditors (including financial, employment and business relationships between the independent auditors and the Firm and rotation and compensation of audit personnel (each as defined in, and as prohibited or required by, applicable laws and rules and regulations of governmental bodies and self-regulatory organizations, including the SEC, the PCAOB and the NYSE)) and present its conclusions to the Board of Directors.

  C.
  Financial Reporting Process

  1.
  In consultation with the independent auditors, management and the Financial Control and Corporate Audit departments, review the Corporation's disclosure controls and procedures and accounting and financial reporting processes and controls.

  (a)
  The Audit Committee shall review with management and the independent auditors the scope of the proposed audit for the current year and the audit procedures to be utilized, including the staffing plan;

  (b)
  The Audit Committee shall obtain and discuss with management and the independent auditors, prior to the filing of each audit report with the SEC, a report regarding:

  (i)
  all critical accounting policies and practices of the Firm;

  (ii)
  all alternative treatments within GAAP, for policies and practices related to material items, that have been discussed with management, including the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors;

  (iii)
  major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles;

  (iv)
  major issues as to the adequacy of the Corporation's internal controls and any specific audit steps adopted in light of material control deficiencies; and

  (v)
  any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

  2.
  Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

  3.
  Review with the independent auditors (i) any audit problems or other difficulties encountered by the auditors in the course of the audit process, including any restrictions on the scope of the independent auditors' activities or on access to requested information and any significant disagreements with management, and (ii) management's responses to such matters. The Audit Committee should review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise), (ii) any material communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any letter issued, or proposed to be issued, by the independent auditors to the Corporation reporting material observations or recommendations regarding the Firm's internal controls.

  D.
  Corporate Audit

  1.
  Review the appointment, compensation and/or replacement of the head of the Firm's Corporate Audit department.

  2.
  Discuss with management and the independent auditors (i) the responsibilities, budget and staffing of the Corporate Audit department and (ii) its proposed annual audit plan.

  3.
  Review a summary of findings from completed internal audits and management's responses and progress reports on the current internal audit plan.

  E.
  Legal/Compliance

  1.
  Review periodically the scope of Compliance department activities and confer with Compliance representatives on significant compliance issues and the management process for correcting them.

  2.
  Review any reports from management, Compliance, Corporate Audit and the independent auditors with respect to any material failures by the Firm to comply with applicable laws, rules and regulations.

  3.
  Review significant cases of employee misconduct or fraud as brought to the Committee's attention by management, Compliance, Corporate Audit or the independent auditors.

  F.
  Other

  1.
  Discuss with management and the independent auditors the Corporation's guidelines and policies with respect to risk assessment and risk management. The Audit Committee should discuss the Corporation's major financial and other risk exposures (including technology risks) and the steps management has taken to monitor and control such exposures.

  2.
  Set clear policies for hiring by the Firm of current employees of the independent auditors (and their close family members), and of former employees of the independent auditors, that satisfy all applicable provisions of laws and rules and regulations of governmental bodies and self-regulatory organizations, including the SEC, the PCAOB and the NYSE.

  3.
  Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Firm of concerns regarding questionable accounting or auditing matters.

  4.
  Perform such other functions as from time to time may be mandated by applicable laws and rules and regulations of governmental bodies and self-regulatory organizations, including the SEC, the PCAOB and the NYSE.

  5.
  Review on at least an annual basis the budgeting and expense allocation process with respect to the equity research business conducted by the Corporation or its subsidiaries to ensure that the equity research budget and allocation of equity research expenses have been determined by the Firm's senior management (other than investment banking personnel) without input from the Investment Banking Division and without regard to specific revenues or results derived from investment banking activities (though revenues and results of the Firm as a whole may be considered in determining the equity research budget and allocation of equity research expenses).

  G.
  Reports

  1.
  Prepare or cause to be prepared all reports, policies and procedures of the Audit Committee required to be included in the Corporation's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

  2.
  Report regularly to the Board of Directors including:

  (a)
  with respect to any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Firm's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the Corporate Audit department;

  (b)
  with respect to meetings of the Audit Committee; and

      (c)
      with respect to such other matters as are relevant to the Audit Committee's discharge of its responsibilities.

      The Audit Committee shall provide such recommendations as the Audit Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

    3.
    Maintain or cause to be maintained minutes or other records of meetings and activities of the Audit Committee.

V.    ANNUAL PERFORMANCE EVALUATION AND CHARTER REVIEW

  A.
  The Audit Committee shall perform a review and evaluation, at least annually, of the performance of the Audit Committee and its members. Furthermore, the Audit Committee shall review, at least annually, the compliance of the Audit Committee with this Charter.

  B.
  In addition, the Audit Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Audit Committee considers necessary or valuable.

  C.
  The Audit Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

APPENDIX B

2005 STOCK INCENTIVE PLAN

1.
Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors and consultants and to motivate such employees, directors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such employees, directors and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.
Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

  (a)
  "Act" means The Securities Exchange Act of 1934, as amended, or any successor thereto.

  (b)
  "Affiliate" means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company or an Affiliate has a direct or indirect interest of at least twenty-five percent (25%).

  (c)
  "Award" means an Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

  (d)
  "Board" means the Board of Directors of the Company.

  (e)
  "Change in Control" means the occurrence of any of the following events:

  (i)
  The occurrence of an event described in paragraph (ii), (iii), (iv), (v) or (vi) below involving any entity (or an affiliate thereof) which had previously commenced (within the meaning of Rule 14d-2 under the Act), without the approval of the Board, a tender offer for shares having more than 20% of the combined voting power of the Company's outstanding shares of capital stock having ordinary voting power in the election of directors of the Company (the "Voting Securities");

  (ii)
  An acquisition (other than directly from the Company) of any Voting Securities by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (I) the Company or (II) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary Entity"), (B) the Company or any of its Subsidiary Entities, or (C) any Person who files in connection with such acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed an

      "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (ii);

    (iii)
    The individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board"), ceasing for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (in each case, a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Proxy Contest; or

    (iv)
    A merger, consolidation, recapitalization or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction"; i.e., meets each of the requirements described in subparagraphs (A), (B) and (C) below:

    (A)
    the stockholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the Company, the corporation resulting from such merger or consolidation, recapitalization or reorganization, or any parent thereof (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, recapitalization or reorganization;

    (B)
    the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least 50% of the members of the board of directors of the Surviving Corporation immediately following the consummation of such merger, consolidation, recapitalization or reorganization; and

    (C)
    no Person other than the Company, any Subsidiary Entity, any employee benefit plan (or any trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by the Company, the Surviving Corporation, or any Subsidiary Entity, or any Person who, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities immediately following the consummation of such merger, consolidation, recapitalization or reorganization;

    (v)
    A complete liquidation or dissolution of the Company; or

    (vi)
    Sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary Entity).

    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted percentage set forth in paragraph (ii) or subparagraph (iv)(A) or (C) above, as applicable, of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in

    Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and thereafter such Beneficial Owner acquires any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

    A "Hostile Change in Control" shall mean the occurrence of an event as contemplated in paragraph (i) above. A "Friendly Change in Control" shall mean any Change in Control that is not a Hostile Change in Control.

  (f)
  "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

  (g)
  "Committee" means the Compensation and Benefits Committee of the Board.

  (h)
  "Company" means Lehman Brothers Holdings Inc.

  (i)
  "Effective Date" means May 1, 2005.

  (j)
  "Employment" means (i) a Participant's employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant's services as a consultant, if the Participant is consultant to the Company or any of its Affiliates and (iii) a Participant's services as a Non-Employee Director, if the Participant is a non-employee member of the Board; provided however that unless otherwise determined by the Committee, a change in a Participant's status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment hereunder. For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment, without an intervening period of separation, between the Company and any Affiliate shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

  (k)
  "Fair Market Value" means, on a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares on the New York Stock Exchange, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the "NASDAQ"), or, if no sale of Shares shall have been reported on the New York Stock Exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith and, in the case of an ISO, in accordance with Section 422 of the Code.

  (l)
  "ISO" means an Option that is also an incentive stock option granted pursuant to Section 5(d).

  (m)
  "Non-Employee Director" means a director of the Company who is not an employee of the Company or a Subsidiary.

  (n)
  "Option" means a stock option granted pursuant to Section 5.

  (o)
  "Option Price" means the purchase price per Share of an Option, as determined pursuant to Section 5(a).

  (p)
  "Other Stock-Based Award" means an award granted pursuant to Section 7.

  (q)
  "Participant" means an employee, prospective employee, director or consultant of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

  (r)
  "Performance-Based Award" means an Other Stock-Based Award granted pursuant to Section 7(c).

  (s)
  "Plan" means the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan, as amended from time to time.

  (t)
  "Shares" means shares of common stock of the Company.

  (u)
  "Stock Appreciation Right" means a stock appreciation right granted pursuant to Section 6.

  (v)
  "Subsidiary" means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3.
Shares Subject to the Plan

(a)
The total number of Shares that may be issued under the Plan is ten (10) million, plus the number of Shares calculated as set forth in subsection (c) below, subject to adjustment as provided in Section 9. Shares of Common Stock issued under the Plan may be authorized but unissued shares or authorized and issued shares held in the Company's treasury, or any combination thereof. No participant may be granted Options, Stock Appreciation Rights or Other Stock-Based Awards covering in excess of two million Shares in any fiscal year of the Company, and the maximum number of Shares that may be subject to Awards that are ISOs is ten (10) million, subject to adjustment as provided in Section 9.

(b)
In calculating the number of Shares remaining available for grants of Awards at any given time during the term of the Plan, the following rules shall apply:

(i)
the number of Shares remaining for issuance shall be reduced by the number of outstanding Awards that consist of, or that are payable in Shares;

(ii)
the number of Shares remaining for issuance shall be increased by the number of Shares withheld or tendered (by actual delivery or attestation) to pay the exercise price of an Option and by the number of shares withheld from any grant of Awards to satisfy tax withholding obligations;

(iii)
the number of Shares remaining for issuance shall be increased by the number of Shares that have been granted, or reserved for distribution in satisfaction of Awards, that are later forfeited, or that expire or terminate or, for any other reason, are not payable or distributable under the Plan; and

(iv)
the number of Shares remaining for issuance shall be increased by the number of Shares that have been granted in respect of Awards that are settled in cash under the Plan.

(c)
The following numbers of Shares shall be added to the ten (10) million Shares expressly identified in subsection (a) above: the number of Shares that, on the date that is immediately prior to the applicable date of expiration of each of the Lehman Brothers Holdings Inc. Employee Incentive Plan and the Lehman Brothers Holdings Inc. 1996 Management Ownership Plan (each, a "Prior Plan"), are available for issuance and not otherwise subject to outstanding Awards granted under the Prior Plans, increased by the number of Shares that, as of each such applicable expiration date, were subject to Awards granted and outstanding under the Prior Plans (the "Prior Awards") but which are subsequently not payable or distributable under the Prior Awards under any of the circumstances described in paragraph (ii), (iii) or (iv) of subsection (b) above.

4.
Administration

(a)
The Plan shall be administered by the Committee, the members of which shall be "independent" in accordance with all applicable stock exchange or market listing requirements. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), "outside directors" within the meaning thereof. In addition, to the extent consistent with Rule 16b-3 under the Act, the Committee may delegate the authority to grant Awards under the Plan to officers or employees of the Company.

  (b)
  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

  (c)
  The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant, vesting of, or payment pursuant to, an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery, in cash or by check, (ii) delivery in Shares or (iii) having Shares withheld by the Company with a market value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.

5.
Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified or ISOs for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

  (a)
  Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

  (b)
  Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

  (c)
  Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 5, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with provision for payment of the full purchase price in accordance with this subsection (c). The Option Price for the Shares as to which an Option is exercised shall be paid to the Company, at the election of the Committee, pursuant to one or more of the following methods: (i) in cash; (ii) in Shares having a market value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell

    Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased or (v) by such other means as the Committee deems appropriate. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan, and such Shares have been issued hereunder.

  (d)
  ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

  (e)
  Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or withholding taxes relating to the exercise of an Option or delivery of Shares pursuant to an Award by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option or pursuant to the other Award.

6.
Terms and Conditions of Stock Appreciation Rights

(a)
Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 6 (or such additional limitations as may be included in an Award agreement).

(b)
Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that notwithstanding the foregoing in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount, in cash and/or Shares, equal to (i) the excess of (A) the market value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the market value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such market value), as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

  (c)
  Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

7.
Other Stock-Based Awards

(a)
The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares (all such Awards being referred to herein as "Other Stock-Based Awards"). Other Stock-Based Awards shall be in such form, and be subject to such terms and conditions, as the Committee shall determine, including without limitation, the following forms: (i) the right to purchase Shares, (ii) Shares subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee, and (iii) Shares issuable upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee. Other Stock-Based Awards may be granted alone or in addition to any other Awards made under the Plan. All references in the preceding sentence to "specified period of service," in the case of Other Stock-Based Awards which (i) are not in lieu of cash compensation to employees generally, (ii) are not paid to recruit a new employee in an amount of less than 5% of the total awards available for grant under the Plan or (iii) are not subject to the attainment of performance objectives, shall provide that vesting, restrictions on transfer or some other comparable restriction which incents continued performance of the Participant, will be for a period of not less than three years (although vesting or lapsing may occur in tranches over the three years), unless there is a Change in Control or the Participant retires, becomes disabled or dies. Subject to the provisions of the Plan, the Committee shall have sole and absolute discretion to determine to whom and when such Other Stock-Based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards. The Committee shall determine whether Other Stock-Based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock.

(b)
With respect to any restricted stock units granted under the Plan, the obligations of the Company or any Subsidiary are limited solely to the delivery of Shares on the date when such Shares are due to be delivered under each Agreement, and in no event shall the Company or any Subsidiary become obligated to pay cash in respect of such obligation (except that the Company or any Subsidiary may pay to Participants amounts in cash dividends paid to a holder of shares of

    Common Stock, for fractional shares or for any amounts payable in cash upon the occurrence of a Change in Control). Other Stock-Based Awards may, at the discretion of the Committee, provide the Participant with dividends or dividend equivalents and voting rights prior to either vesting or earnout.

  (c)
  The Committee may establish performance objectives that must be attained in order for the Company to make payments pursuant to Other Stock-Based Awards. The performance objectives for Awards will be based upon one or more of the following criteria: (i) before-tax income and/or net income; (ii) earnings per share; (iii) book value per share; (iv) stock price; (v) return on equity; (vi) expense management; (vii) return on investment; (viii) improvements in capitalization; (ix) profitability of an identifiable business unit or product; (x) profit margins; (xi) budget comparisons; (xii) total return to Stockholders; (xiii) net revenue; and (xiv) economic value added. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award. The maximum amount of Other Stock-Based Awards that may be granted during a fiscal year of the Company to any Participant shall be (x) with respect to Other Stock-Based Awards that are denominated or payable in Shares, two million Shares, and (y) with respect to Other Stock-Based Awards that are not denominated or payable in Shares, $50 million.

8.
Unfunded Status of Plan

The Plan is intended to constitute an "unfunded" plan for long-term incentive compensation. With respect to any payments not yet made to a Participant, including any Participant-optionee, by the Company, nothing herein contained shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu thereof or with respect to options, stock appreciation rights and other Awards under the Plan; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

9.
Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

  (a)
  Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards may be granted during a fiscal year of the Company to any Participant, (iii) the Option Price or exercise price of any Stock Appreciation Right and/or (iv) any other affected terms of such Awards.

  (b)
  Change in Control. If a Change in Control occurs after the Effective Date, at any time before such Change in Control the Committee may, but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (B) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 30 days prior to the Change in Control, such Options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

10.
No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.
Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.
Transferability of Awards

Unless otherwise determined by the Committee or as otherwise set forth in any Award, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.
Amendments or Termination

The Board may amend or terminate the Plan, but no amendment or termination shall be made, (a) without the approval of the shareholders of the Company, if such action would (i) (except as is provided in Section 9), increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Shares that may be issued hereunder, or the maximum number of Shares for which Awards may be granted to any Participant, (ii) change the class of persons eligible to be Participants; or (iii) extend the date after which Awards cannot be granted under the Plan; or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan and/or any outstanding Awards in such manner as it deems necessary to permit the Plan and/or any outstanding Awards to satisfy applicable requirements of the Code or other applicable laws.

14.
Treatment of Awards

Absent express provisions to the contrary, an Award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Affiliates and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Pension Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

15.
Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16.
Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company, and shall terminate immediately prior to the tenth anniversary of the Effective Date, subject to earlier termination by the Board pursuant to Section 13.

Lehman Brothers LEHMAN BROTHERS HOLDINGS INC. 745 SEVENTH AVENUE NEW YORK, NY 10019	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK
INTERNET	TELEPHONE	MAIL
https://www.proxyvotenow.com/leh	1-888-216-1290
•	Go to the website address listed above.	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

\/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET \/
PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE UNLESS YOU HAVE VOTED BY TELEPHONE OR INTERNET.	☒ Votes MUST be indicated (x) in black or blue ink.
The Board of Directors recommends a vote FOR proposals 1, 2 and 3.		The Board of Directors recommends a vote AGAINST proposal 4.
1.	Election of Class I Director Nominees to the Board of Directors			FOR	AGAINST	ABSTAIN
	Nominees: 01- Michael L. Ainslie, 02- John F. Akers, 03- Richard S. Fuld, Jr.
	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)	4.	Shareholder Proposal Regarding CEO Compensation.	☐	☐	☐

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐

FOR	AGAINST	ABSTAIN	To change your address, please mark this box. ☐
2.	Ratification of Ernst & Young LLP as independent auditors for the fiscal year 2005.	☐	☐	☐	IMPORTANT: Please sign exactly as your name or names appear hereon and when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signature is by a corporation, a duly authorized officer should sign in full corporate name.
3.	Approval of 2005 Stock Incentive Plan.	☐	☐	☐
S C A N L I N E

, 2005

Date		Share Owner sign here	Co-Owner (If any) sign here

LEHMAN BROTHERS HOLDINGS INC.
Proxy for Annual Meeting of Stockholders
This proxy is solicited by the Board of Directors

        Joseph Polizzotto, Thomas A. Russo and Jeffrey A. Welikson or each of them (with full power to act without the others and with full power of substitution) are hereby appointed attorneys and proxies to attend the Annual Meeting of Stockholders to be held on April 5, 2005, and any adjournment thereof, and to vote and act for the undersigned on the matters listed on the reverse side hereof, which are set forth in detail in the accompanying Proxy Statement.

        This proxy revokes all previous proxies. Unless specified to the contrary, it will be voted in accordance with the recommendation of the Lehman Brothers Board of Directors. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the Annual Meeting or any adjournment thereof.

(Continued, and to be signed and dated, on the reverse side.)

Mark here if you plan to attend the meeting.                    ☐

LEHMAN BROTHERS HOLDINGS INC. P.O. BOX 11034 NEW YORK, N.Y. 10203-0034

Dear Incentive Plans Participant:

        The Annual Meeting of Stockholders of Lehman Brothers Holdings Inc. ("LBHI") will be held on April 5, 2005. State Street Bank and Trust Company, as Trustee of the 1997 Trust under Lehman Brothers Holdings Inc. Incentive Plans, will vote the LBHI shares that are held by the Trust according to the directions it receives from Participants who have Voting Awards allocated to their accounts.

        Enclosed in this package are the following materials:

  •
  Chairman's letter, notice of 2005 Annual Meeting of Stockholders and Proxy Statement explaining the matters to be voted on by stockholders at the meeting

  •
  Proxy card

  •
  Postage paid return envelope

        As a Participant holding Voting Awards under the Plans, you may direct the Trustee as to how to vote that number of LBHI shares held by the Trust that relates to the Voting Awards allocated to you, according to the formula described below. To do so, please place an X in the appropriate boxes on your proxy card, sign and date the card, and return it in the enclosed postage paid envelope. Alternatively, you may direct the Trustee as to how to vote your shares by telephone or online according to the instructions on the proxy card. Your votes with respect to the matters set forth in the Proxy Statement will not be confidential.

        Each Participant's number of votes will be determined by multiplying (x) the total number of LBHI shares held by the Trust on the Record Date by (y) the result of dividing the number of Voting Awards owned by the individual Participant by the aggregate number of Voting Awards for which instructions have been received from all Participants. For example: if the Trust held 1,000 shares on the Record Date, you held 50 Voting Awards for which you provide voting instructions, and instructions as to 600 Voting Awards are returned in total, the vote allocated to you would equal 1,000 × 50/600 or 83.33 votes.

        BECAUSE YOUR VOTE IS IMPORTANT, YOU ARE STRONGLY ENCOURAGED TO PROVIDE YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Sincerely,

STATE STREET BANK AND TRUST COMPANY

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SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
CUMULATIVE TOTAL RETURN FOR LEHMAN BROTHERS HOLDINGS INC. COMMON STOCK, THE S & P FINANCIAL INDEX AND THE S & P 500 INDEX